UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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Definitive Additional Materials
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Soliciting Material Pursuant to §240.14a-12

MANHATTAN ASSOCIATES, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Manhattan Associates

Notice of 2026 Annual Meeting of Shareholders & Proxy Statement

Manhattan Associates HQ
2300 Windy Ridge Parkway SE
Atlanta, GA 30339

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD May 14, 2026

Manhattan Associates Corporate Headquarters

2300 Windy Ridge Parkway, Atlanta, Georgia 30339

(770) 955-7070

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Shareholders of Manhattan Associates, Inc. (the “Company,” “Manhattan Associates,” “our,” “we” or “us”) will be held at 2300 Windy Ridge Parkway, Atlanta, Georgia 30339, at 9:00 a.m., Eastern time, on Thursday, May 14, 2026 (the “Annual Meeting”), to consider and act upon:

1.
the election of three Class I Directors to the Company’s Board of Directors;
2.
a nonbinding resolution to approve the compensation of the Company’s named executive officers;
3.
a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;
4.
a proposal to approve the First Amendment to Manhattan Associates, Inc. 2020 Equity Incentive Plan; and
5.
such other business as may properly come before the Annual Meeting or any adjournment of the meeting.

The Board of Directors has fixed the close of business on March 18, 2026, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. For instructions on voting, please refer to the notice you received in the mail or, if you requested a hard copy of the proxy materials, on your enclosed proxy card.

By Order of the Board of Directors,

Bruce S. Richards
Senior Vice President, Chief Legal Officer and Secretary

April 2, 2026

Atlanta, Georgia

2

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SUBMIT YOUR VOTE THROUGH THE INTERNET OR BY TELEPHONE, OR IF YOU REQUESTED PAPER COPIES OF THE PROXY MATERIALS, YOU MAY VOTE BY MAIL BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON May 14, 2026

Our proxy statement, form of proxy, and annual report on Form 10-K for the fiscal year ended December 31, 2025 (“2025 Annual Report”) are being mailed to shareholders who have requested hard copies on or after April 2, 2026. Registered and beneficial shareholders may view and print this proxy statement and the Company’s 2025 Annual report at www.proxyvote.com or in the Investor Relations section of the Company’s web site at www.manh.com.

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Proxy Statement HIGHLIGHTS

This section contains Proxy Statement highlights. For more information, please refer to the entire Proxy Statement and our Annual Report on Form 10-K for fiscal year 2025.

ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	May 14, 2026, 9:00 a.m., Eastern Time

Place:	Manhattan Associates Headquarters, 2300 Windy Ridge Parkway, Atlanta, GA 30339

Record Date:	March 18, 2026

How to Vote:

•
By Internet: Go to www.proxyvote.com;
•
By phone: Call 1-800-690-6903;
•
By mail: To request a paper copy of your proxy materials, including a proxy card for voting by mail, call 1-800-579-1639 or follow the instructions on the notice you received; or
•
In person by attending the Annual Meeting of Shareholders.

To cast your vote by internet or phone, you will need the control number from your proxy card or the notice to our shareholders.

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MEETING AGENDA AND VOTING MATTERS

Proposal		Recommendation of the Board	Voting Standard	Page Number (for more details)
1.	Election of three Class I Directors, each for a three-year term expiring in 2029.	FOR (each nominee)	Plurality of the votes cast, subject to policy requiring a nominee who is elected with less than a majority of the votes cast to offer to resign	14
2.	Advisory approval of the compensation of our named executive officers.	FOR	Votes cast in favor exceed votes cast against	30
3.	Ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	FOR	Votes cast in favor exceed votes cast against	59
4.	Approval of the First Amendment to Manhattan Associates, Inc. 2020 Equity Incentive Plan.	FOR	Votes cast in favor exceed votes cast against	61

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MEMBERS OF BOARD OF DIRECTORS (page 14)

							Committee Memberships
Name, Primary Occupation	Age	Director Since	Current Term Expires	Expiration of Term For Which Nominated	Independent	Other Public Company Boards	Audit	Compensation	Nomination & Governance
Eddie Capel Chairman of the Board of Manhattan Associates, Inc.	65	2012	2026	2029	No	1
Eric A. Clark President and CEO of Manhattan Associates, Inc.	55	2025	2027	-	No	None
Edmond I. Eger III Executive Chairman of the Board of Rewards Network Establishment Services, Inc.	65	2015	2027	-	Yes	None	✓	✓
Linda T. Hollembaek Senior Vice President, Integration Management Officer of Lexmark International, Inc. (Retired)	68	2018	2026	2029	Yes	None			✓
Kimberly A. Kuryea Senior Vice President, Chief Financial Officer of General Dynamics Corporation	59	2022	2028	-	Yes	None	Chair
Charles E. Moran Chairman and CEO of Skillsoft Corporation (Retired)	71	2017	2026	2029	Yes	2		Chair
Thomas E. Noonan General Partner of TechOperators, LLC	65	1999	2028	-	Yes	1	✓	✓	Chair
Danielle Sheer Chief Trust Officer of Commvault Systems, Inc.	45	2025	2027	-	Yes	None			✓

BOARD COMMITTEES (page 20)

	Number of Members	Independent	Number of Meetings During Fiscal Year
Full Board	8	75%	5
Audit Committee	3	100%	4
Compensation Committee	3	100%	6
Nomination & Governance Committee	3	100%	4

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2025 BUSINESS HIGHLIGHTS

2025 was another year of substantial progress, and we believe the Company is well positioned for long-term growth. Entering 2026, we remain focused on driving revenue growth and gaining market share with our Manhattan Active® cloud solutions. We are confident in our long-term strategy driven by our market leadership in innovative supply chain and omnichannel solutions and services. We note, however, that our objectives for the year are subject to several risks and uncertainties, including the factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

We develop, sell, deploy, service and maintain software solutions designed to manage supply chains, inventory, and omnichannel operations for retailers, wholesalers, manufacturers, logistics providers, government agencies, and other organizations. Our customers include many of the world’s premier and most profitable brands. We run our Manhattan Active® applications in the cloud and deliver them as subscription-based software as a service ("SaaS"). Our proprietary applications architecture is highly differentiated among enterprise application providers, particularly within the Omni Channel and Supply Chain categories, through which we deliver a versionless yet highly extensible experience for our customers. We offer our customers access to new innovation quarterly, ensuring our customers run on a single fully up-to-date codebase.

In 2025, we launched Manhattan Active® Agents to our product offerings, which is a generative artificial intelligence (AI) add-on module available for customers that use the Manhattan Active Platform. Our Active Agents add-on module also encompasses Agent Foundry™, a way for customers to create their own AI agents to generate ongoing productivity gains, enhanced user experiences, and increased operational efficiencies. With AI-driven insights and zero downtime updates, Manhattan delivers innovation seamlessly into customer environments without the need for planned maintenance windows.

Regarding our accomplishments and other developments in 2025:

Significant investments in innovation and expanding total addressable market

✓
We invested $145 million in R&D, up 5%, as delivering innovation to our Omni Channel and Supply Chain customers continues to be a strategic priority. We expect our product innovation to expand our addressable market, while helping us achieve long-term sustainable organic revenue growth and top quartile operating margins compared to other enterprise application software providers.
✓
Our global pipelines are solid, and we see strong demand for cloud solutions. We continue to be encouraged by new customer signings and by the concentration of potential new customers in the pipeline with about 56% of our new cloud bookings representing net new customers.
✓
We continually invest in AI technology to enhance our functional offerings on our Manhattan Active Platform, with a recent emphasis on agentic AI advancements. Our AI capabilities are seamlessly embedded across all supply chain execution, planning, and commerce applications, aimed at delivering real-time optimization and value creation. We plan to further expand our investments in generative AI, including leveraging third-party large language models to unlock value in a broader range of use cases.

Record revenue and earnings performance

✓
Total revenue was a record $1.081 billion, up 4%, reflecting strong demand for our Cloud solutions. 2025 was a successful year setting all-time records in total revenue, RPO (Remaining Performance Obligation), cashflow, and earnings per share.
✓
GAAP diluted EPS was $3.60, up 3% versus 2024, driven by strong demand for our cloud solutions and disciplined expense management.
✓
RPO for the year totaled $2.2 billion, up 25% over the prior year. We believe RPO is the leading proxy for our cloud revenue performance and represents the value of contractual obligations required to be performed, otherwise referred to as unearned revenue or bookings. For Manhattan, this disclosed value represents our cloud bookings value of unearned revenue under non-cancelable contracts greater than one year. Contracts with a non-cancelable term of one year or less are excluded from the reported amount.
✓
We continue to see strong demand for our Manhattan Active® cloud solutions with cloud revenue increasing 21% over 2024 from $337 million to $408 million. Cloud revenue represents 96% of 2025 total software revenue.
✓
Recurring revenue (cloud subscriptions and maintenance) as a percentage of total revenue, excluding hardware sales, continues to remain strong (50% in 2025 compared to 46% in 2024).

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✓
Our full year 2025 global consulting services revenue decreased 4% year-over-year as customer budgetary constraints caused some of our services work to shift to future periods, which negatively impacted our professional services revenue.
✓
2025 GAAP operating margin of 26% ranked in the top tier across publicly traded companies in our peer group.

Maintained capital discipline and financial capacity

✓
We closed 2025 with $329 million in cash and cash equivalents and zero debt, self-funding all our growth through free cash flow generation; we have never borrowed in the history of the Company.
✓
Operating cash flow was $389 million, up 32% versus 2024, primarily due to an increase in cash collections from our customers and decrease in cash taxes owed from the acceleration of the deduction for domestic research and development expenditures.
✓
We invested $275 million in share repurchases in 2025. Over the last decade, we have invested over $1.5 billion in share buybacks, lowering company shares outstanding by about 15%. We continue to design the performance criteria under our performance-based incentive plans so that our named executive officers (“NEOs”) and other employees receive no compensation benefit from the impact of our share repurchases on EPS.

In 2025, we exceeded our target objectives (as defined on page 38) for our annual cash bonus program and the performance-based component of our long-term equity (restricted stock unit) program, resulting in a payout under our annual corporate cash bonus program of 118% of target, including to our NEOs, except Mr. Capel (0%), and earned performance-based equity under the performance-based component of our 2025 corporate annual long-term equity program at 118% of target and 2025 mid-year long-term equity grant at 100% of target, excluding our CEOs, who did not participate in the mid-year grant.

The Board of Directors believes the Company continued to position itself for long-term success, expanding its addressable market through meaningfully differentiated investment in innovation and positioning us for potential long-term sustainable growth.

CULTURE AND VALUES

Manhattan Associates’ purpose is to create possibilities that move life and commerce forward. Our purpose gives meaning to what we do as a corporation and inspires our team members around the globe. We shape our culture through intent and are focused on creating and sustaining an environment of belonging where every Manhattan team member feels welcome, heard, and valued. While we are committed to delivering value to our shareholders, we believe we also have ethical responsibilities to our other stakeholders, which include our employees, our customers, our ecosystem of suppliers and partners, and the markets and communities we serve.

ENVIRONMENTAL, SOCIAL, GOVERNANCE (ESG)

Manhattan Associates recognizes the importance of ESG to our business and our stakeholders. In 2021, we formed our ESG Steering Committee, chaired by our CEO and overseen by our Board of Directors, to establish ESG objectives and to ensure focus on and tracking of our progress towards those objectives. In 2022, we launched our ESG Corporate Website and published our inaugural ESG Disclosure Summary to better communicate our ESG strategy and showcase how our innovations support the pursuit of more sustainable global supply chains. We remain committed to regularly updating our website and annually share our progress in our disclosure summary. Read more about ESG at https://www.manh.com/esg.

ENVIRONMENTAL

Manhattan Associates is identifying ways to help protect the environment. We believe our innovative solutions support a more sustainable global supply chain and help our customers reduce their waste and environmental impact. We are also committed to responsible management of our energy consumption, waste, and recycling methods. We partner with Google Cloud as our platform for our Manhattan Active® cloud solutions. As of 2025, Google reports their data centers are among the most efficient in the world and are sourcing more carbon-free energy. Additionally, the company cites that it continues to make significant investments in cleaner cloud computing. Google aims to operate their data centers on carbon-free energy 24 hours a day and replenish 120% of the freshwater volume consumed by 2030. Manhattan Associates is also focused on leasing energy efficient office space and are evaluating ways to adopt more environmentally sustainable practices. Our Atlanta, Georgia, headquarters is Energy Star certified, and our office in Bangalore, India, is LEED Platinum certified. Our United Kingdom and France offices are powered by 100% renewable energy.

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SOCIAL

Manhattan Associates appreciates individual differences and believes they help make our culture unique. We are committed to equal employment opportunity at all levels of our organization. Additionally, we are committed to employee development and empowering our team members to drive their careers and gain meaningful feedback. Through automated feedback tools, one-on-one meetings with leaders, continuous learning initiatives, and team member appreciation, we are focused on team member engagement and investing in our people. We believe we have a strong culture of giving back to our communities, including through our global community engagement initiative, MA Connect, and Purpose Days. Our programs encourage global team members to volunteer in their local communities with an organization that is personal to them.

GOVERNANCE

We believe in responsible corporate governance, which is driven by both our executive leadership team and our Board of Directors. This includes the responsible management and oversight of ESG. The Nomination & Governance Committee oversees our general ESG strategy, and our Compensation Committee oversees our Human Capital Management strategy.

CORPORATE GOVERNANCE HIGHLIGHTS

Governance Matter	Summary Highlights
Board Independence	✓	Independent Board of Directors, except Chief Executive Officer and Chairman of the Board (1)
	✓	Fully independent Board committees
	✓	Lead Independent Director Policy to govern relationship of Executive Chairman and Lead Independent Director; Appointment of Lead Independent Director
Director Elections	✓	Majority Vote Resignation Policy
	✓	Proxy Access Bylaw allowing eligible shareholders to propose eligible director candidates for inclusion in the Company’s proxy materials
Meeting Attendance	✓	All Directors attended 100% of total number of Meetings of Board and Committees on which the Directors served in 2025
Evaluating and Improving Board	✓	Commitment to Board Refreshment (three new Directors in past five years)
Performance	✓	Major Board assessments every three years
	✓	Annual Committee self-assessments
Aligning Director and Shareholder	✓	Non-executive Director Share Ownership Guidelines
Interests	✓	Annual Director equity awards
Aligning Executive Officer and	✓	Executive officer Share Ownership Guidelines
Shareholder Interests	✓	Executive compensation driven by pay-for-performance philosophy
	✓	Annual shareholder advisory ("say-on-pay") vote
	✓	Prohibition on hedging and significant pledging of Company securities
	✓	Incentive-Based Compensation Recoupment (“Clawback”) Policy
Other	✓	Regular Board review of enterprise risk areas
	✓	Director Status Change Resignation Policy

(1) Upon his retirement as President and CEO on February 12, 2025, Eddie Capel became Executive Vice-Chairman of the Board, and then, on May 13, 2025, the date of our 2025 Annual Meeting of Shareholders, became Executive Chairman of the Board, succeeding Chairman John Huntz upon his retirement from the Board. Also on May 13, 2025, Tom Noonan became Lead Independent Director. On January 1, 2026, Eddie Capel transitioned to non-executive Chairman of the Board and non-employee status. Tom Noonan continues to serve as the Board’s Lead Independent Director.

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2025 EXECUTIVE COMPENSATION ACTIONS

Base Salaries

✓
The annualized base salary for our former President and CEO, Eddie Capel, was reduced by 30% (from $725,000 to $507,500) upon his transition to Executive Vice Chairman of the Board effective February 12, 2025. Mr. Capel's annualized salary remained unchanged upon becoming Executive Chairman of the Board on May 13, 2025.
✓
The annualized base salary for our current President and CEO, Eric Clark, was established at $800,000.
✓
The annualized base salary for the remaining NEOs increased 4% on average over 2024.

Annual Cash Bonus

✓
Our annual cash bonus program was based on three performance measures: Target Revenue, new bookings from cloud solutions (New Cloud Bookings), and adjusted operating income (AOI), all as defined on page 39. Based on our 2025 financial performance, the NEOs earned 118% of their 2025 annual cash bonus targets compared to 127% for 2024.

Long-term Incentive Compensation

✓
Our 2025 long-term equity (Restricted Stock Unit) grants to our NEOs were 50% service-based RSUs and 50% performance-based RSUs with three performance measures: Target Revenue, New Cloud Bookings, and AOI. Based on our 2025 financial performance, the NEOs earned 118% for annual performance-based RSUs, compared to 127% for annual 2024.
✓
In January 2025, the Compensation Committee approved special retention grants of 50% service-based RSUs and 50% performance-based RSUs to members of our executive team, including our NEOs, except our CEOs. These awards follow the same performance measures as the 2025 annual grants and were approved in recognition of the successful achievement of the Company’s overall SaaS transition objectives. Based on our 2025 financial performance, the NEOs earned 118% for special retention performance-based RSUs.
✓
In July 2025, the Compensation Committee approved mid-year grants of 50% service-based RSUs and 50% performance-based RSUs for plan participants, excluding the CEOs. The performance measures were established on the second half of 2025 performance for Target Revenue, New Cloud Bookings, and AOI. The mid-year grant value was 25% of the total grant value of each participant's 2025 annual grant. These award amounts further the Company’s talent retention objectives and reinforce its commitment to its employees through equity participation and shared success. Based on our second half of 2025 financial performance, the plan participants earned 100% for mid-year 2025 performance-based RSUs.

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2025 EXECUTIVE COMPENSATION (page 30)

Named Executive Officer Compensation

The following table sets forth the total compensation earned by the Company’s NEOs in 2025 as determined under SEC rules. For more details, please see Compensation Discussion and Analysis starting on page 31 and the 2025 Summary Compensation Table and its accompanying notes on page 46.

	Name and Principal Position	Salary(3)	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total

(1)	Eddie Capel	$543,750	$0	$9,600,017	$0	$58,093	$10,201,860
	Former President and Chief Executive
	Officer, and current Chairman
(1)	Eric A. Clark	710,000	2,100,000	13,000,328	835,375	51,825	16,697,528
	Current President and Chief Executive
	Officer, and Director
(2)	Dennis B. Story	507,250	0	5,715,244	466,100	23,410	6,712,004
	Executive Vice President, Chief
	Financial Officer, and Treasurer
	Bruce S. Richards	398,250	0	2,179,662	289,100	10,386	2,877,398
	Senior Vice President, Chief
	Legal Officer, and Secretary
	Robert G. Howell	439,000	0	6,280,532	505,040	43,201	7,267,773
	Executive Vice President,
	Chief Sales Officer
	J. Stewart Gantt	443,750	0	6,280,532	437,780	25,157	7,187,219
	Executive Vice President,
	Professional Services

(1) Effective February 12, 2025, (i) Eric Clark succeeded Eddie Capel as President and Chief Executive Officer of the Company, and (ii) Mr. Capel became Executive Vice-Chairman of the Board. On May 13, 2025, Mr. Capel became Executive Chairman of the Board, and on January 1, 2026, he transitioned to non-executive Chairman of the Board and non-employee status.

(2) On February 26, 2026, the Company announced that Dennis Story will retire as the Company’s Executive Vice President, Chief Financial Officer, and Treasurer, effective at the close of business on March 31, 2026. The Board of Directors elected Linda Pinne to succeed Mr. Story. Ms. Pinne will hold the position of Senior Vice President, Chief Financial Officer, Chief Accounting Officer, and Treasurer, effective as of April 1, 2026. Ms. Pinne has served as the Company’s Senior Vice President, Global Corporate Controller, and Chief Accounting Officer since January 2016.

(3) 2025 salary increases for NEOs, excluding our CEOs, were effective April 1, 2025, in contrast to prior years where annual salary increases were effective January 1.

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Components of Target Compensation for 2025

Our executives’ target compensation for 2025 consisted of the components described below (1).

11%
Base Salary
Provide a base level of competitive cash compensation
8%
39%
Service-based RSUs
Align the executive's long-term interest with long-term interest of shareholders and retain the executive
43%
Performance-based pay 50%
11%
Annual Cash Bonus
Align the short-term incentive bonuses with the achievement of annual corporate performance objectives
6%
Performance-based pay 49%
39%
Performance-based RSUs
Align the executive's long-term interest with long-term interest of the Company and shareholders by achieving the annual corporate performance objectives
43%
CEO Compensation Components
Other NEO Compensation Components

(1)
The above chart includes base salary, target short-term incentive opportunities, and the grant date value of annual equity awards.

With performance-based pay comprising approximately 50% of our executive pay package to the CEO and approximately 49% to the other NEOs, we believe our current executive compensation program links executive compensation directly to our financial performance and aligns the interests of our executive officers with those of our shareholders. We believe our executive compensation programs provide our executive officers with a balanced compensation package that includes a reasonable base salary along with annual and long-term incentive compensation opportunities based on our performance against pre-established financial performance objectives. This strong alignment between our financial results, shareholder returns, and executive compensation is the cornerstone of our executive compensation philosophy and program design. See page 37 for more information.

12

2300 Windy Ridge Parkway, Tenth Floor

Atlanta, Georgia 30339

Proxy Statement

Annual Meeting of Shareholders

May 14, 2026

Information Concerning Solicitation and Voting

annual meeting of Shareholders

This Proxy Statement (“Proxy Statement”) is furnished on behalf of the Board of Directors (the “Board”) of Manhattan Associates, Inc., a Georgia corporation (the “Company,” “Manhattan Associates,” “our,” “we” or “us”), to solicit proxies for use at the Annual Meeting of Shareholders to be held on Thursday, May 14, 2026, at 9:00 a.m., Eastern time (the “Annual Meeting”), or at any adjournment or postponement of the meeting, for the purposes set forth in this statement and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 2300 Windy Ridge Parkway, Atlanta, Georgia 30339.

Internet Availability of Proxy Materials

Beginning on April 2, 2026, we intend to mail a notice to our shareholders (the “Notice”) notifying them that our proxy materials, which include this Proxy Statement, proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the "2025 Annual Report") are available on the Internet, how our shareholders may access them over the Internet, and how to request a paper or email copy. There is no charge for requesting a paper or email copy. Shareholders who do not request paper or email copies will not receive them.

Registered and beneficial shareholders may view and print this Proxy Statement and the 2025 Annual Report at www.proxyvote.com or in the Investor Relations section of our web site at www.manh.com.

How to Vote

You can vote by following the instructions in the Notice, proxy card or other materials your received.

Shareholders Entitled to Vote

Only holders of record of the Company’s common stock, $0.01 par value per share (“Common Stock”), at the close of business on March 18, 2026 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 59,240,345 shares of Common Stock outstanding and entitled to vote. Each holder of record of Common Stock on that date will be entitled to one vote for each share held on all matters to be voted on at the Annual Meeting.

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GOVERNANCE

Proposal 1 – Election of Class III Directors

The Board of Directors has eight members divided into three classes. The term of each Director is three years, and the terms of the Directors are staggered by class. The Board currently comprises three Class I Directors (Messrs. Capel and Moran, and Ms. Hollembaek), whose terms expire at the Annual Meeting, three Class II Directors (Messrs. Clark and Eger, and Ms. Sheer), whose terms expire in 2027, and two Class III Directors (Ms. Kuryea and Mr. Noonan), whose terms expire in 2028. On the Nomination and Governance Committee’s recommendation, the Board has nominated Messrs. Capel and Moran, and Ms. Hollembaek for re-election as Class I Directors. There are no family relationships among our Directors or Director nominees.

Shares represented by executed proxies will be voted for the election of the nominees named below, unless the authority to do so is withheld. If any nominee unexpectedly becomes unavailable for election, the individuals acting as proxies may exercise their discretion to vote for the election of the Board’s substitute nominee. The individuals nominated for election at the Annual Meeting have agreed to serve if elected, and the Board has no reason to believe that they will be unable to serve.

✓ THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NAMED DIRECTOR NOMINEES.

Board of Directors and Committees

director Nominees

Set forth below are our nominees to serve as Class I Directors (terms expire in 2029).

Eddie Capel

Primary Occupation	Age	Director Since	Current Term Expires	Board Committees	Other Public Company Boards	Director Qualification Highlights
Chairman of the Board	65	2012	2026	None	✓ Skyline Champion Corporation	✓ Business operations ✓ Business development and corporate transactions ✓ Leadership - former President and CEO ✓ Supply chain management ✓ Technology and software industries

Biography

Eddie Capel, age 65, has served as non-executive Chairman of the Board since January 1, 2026. Prior to that, Mr. Capel served as our Executive Chairman since May 13, 2025, and Executive Vice-Chairman from February 12, 2025, to May 13, 2025. From January 1, 2013, to February 12, 2025, Mr. Capel served as our President and Chief Executive Officer. Prior to that, beginning in July 2012, Mr. Capel served as our President and Chief Operating Officer. Also, in July 2012, the Board elected Mr. Capel to the Board. Prior to becoming our President, Mr. Capel served as Executive Vice President and Chief Operating Officer since January 12, 2011. Previously, Mr. Capel served as our Executive Vice President—Global Operations from January 2009 to January 2011. In this capacity, Mr. Capel was responsible for the Company’s global product management, research and development, and customer support functions. From January 2008 through January 2009, Mr. Capel served as our Executive Vice President—Global Product Management and Customer Services. From January 2005 to January 2007, Mr. Capel served as our Senior Vice President—Global Product Management and Global Customer Services and from January 2004 through January 2005 as our Senior Vice President Product Management. Prior to January 2004, he held various other positions with the Company. Prior to joining Manhattan Associates in June 2000, Mr. Capel held various positions at Real Time Solutions, including chief operations officer and vice president, operations. He also served as director, operations, with Unarco Automation, an industrial automation/robotics systems integrator. Prior to joining Unarco, Mr. Capel worked as a project manager and system designer for ABB Robotics in the United Kingdom. Mr. Capel served as a Director of Champion Homes, Inc., formerly Skyline Champion Corporation (NYSE: SKY), from 2019 through November 2025, including as its Chairman from July 2023 until his November 2025 retirement from the Board.

14

Experience, Skills and Qualifications of Particular Relevance to Manhattan Associates

As our former President and Chief Executive Officer with more than 25 years of experience working at the Company, Mr. Capel provides the Board with knowledge of the Company’s operations and unique industry perspectives that enable him to provide essential leadership in strategy development and communication with the Company’s various stakeholders and audiences.

Charles E. Moran

Primary Occupation	Age	Director Since	Current Term Expires	Board Committees	Other Public Company Boards	Director Qualification Highlights
Chairman and CEO of Skillsoft Corporation (Retired)	71	2017	2026	✓ Compensation (Chair)	✓ Commvault Systems, Inc. ✓ Intapp, Inc.	✓ Accounting and finance ✓ Business strategy and operations ✓ Corporate governance ✓ Leadership - former CEO ✓ Technology and software industries

Biography

Charles E. Moran, age 71, has served as a member of our Board since May 2017. Mr. Moran retired as the Chairman and Chief Executive Officer of Skillsoft Corporation, a leading global provider of cloud-based learning and talent management solutions. Mr. Moran held those positions from 1998 to 2015 and remained on as the Chairman from 2015 to 2016. From 1995 to 1997, Mr. Moran served as the President and Chief Executive Officer of NETg, a subsidiary of National Education Corporation, and a provider of computer-based training for IT professionals. From 1993 to 1994, he served as the Chief Operating Officer and Chief Financial Officer of SoftDesk, a leading Architecture, Engineering and Construction/Computer-Aided Design software application company, which was acquired by Autodesk. From 1992 to 1993, he served as the President of Sytron Corp, a data management software subsidiary of Rexon, Inc. From 1989 to 1992, he was Vice President of Sales and Marketing at Insite Peripherals, a manufacturer of floppy disk drives. Prior to joining Insite Peripherals, his experience included various business management positions with Archive Corporation, Florida Data, and Hamilton-Avnet Corporation. From 2009 to 2014, Mr. Moran served on the Board of Directors at Higher One, Inc., a leading payment technology provider for higher education. From 1997 to 2001, he served on the Board of Directors at Workgroup Technology, a client/server product data management solution. He also previously served on the Boards of Duck Creek Technologies (insurance industry software) and Clarivate Analytics Plc (technology solutions to accelerate innovation). Currently, Mr. Moran also serves on the Boards of Commvault Systems, Inc. (NASDAQ: CVLT) and Intapp Inc. (NASDAQ: INTA).

Experience, Skills and Qualifications of Particular Relevance to Manhattan Associates

Mr. Moran brings expertise to the Board on digital transformation, cloud and SaaS business models, and cybersecurity. A well-rounded executive, Mr. Moran grew up in sales, proved his financial acumen through his time as a Chief Financial Officer, and is recognized as an outstanding strategist and operator. We believe Mr. Moran’s extensive background and knowledge in technology and consulting, and his leadership experience as a corporate executive, make him well-suited to continue to add value to the Company’s Board.

Linda T. Hollembaek

Primary Occupation	Age	Director Since	Current Term Expires	Board Committees	Other Public Company Boards	Director Qualification Highlights
Senior Vice President, Integration Management Officer of Lexmark International, Inc. (Retired)	68	2018	2026	✓ Nomination & Governance	None	✓ Business operations ✓ International markets ✓ Corporate transformation ✓ Leadership - former senior executive ✓ Supply chain management

Biography

Linda T. Hollembaek, age 68, has served as a member of our Board since May 2018. Ms. Hollembaek retired as Senior Vice President, Integration Management Officer of Lexmark International, Inc., a multifaceted technology company that delivers innovative imaging solutions and services to business and consumers worldwide. Ms. Hollembaek served in that role from 2016

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until 2017. From 1999 to 2016, Ms. Hollembaek served in other management positions with Lexmark, including Vice President, Global Supply Chain Operations, and Vice President, General Manager of World Wide Services Operations. From 1996 to 1999, she served as Vice President, Sales & Operations, North America, at Danka Services International, one of the world’s largest independent suppliers of office imaging equipment and related services, parts, and supplies. From 1980 to 1996, she held various management positions with Eastman Kodak Company and last served as Vice President, Sales and Operations, North America.

Experience, Skills and Qualifications of Particular Relevance to Manhattan Associates

Ms. Hollembaek brings expertise to the Board on supply chain management, corporate transformation, global workforce leadership, international operations, and Asia-Pacific markets. We believe her knowledge and leadership experience in these areas will enable her to contribute significant value to our Board.

Class II Directors

The members of our Board serving as Class II Directors, whose terms are scheduled to expire on the date of our 2027 Annual Meeting, are as follows:

Eric A. Clark

Primary Occupation	Age	Director Since	Current Term Expires	Board Committees	Other Public Company Boards	Director Qualification Highlights
President and CEO of Manhattan Associates, Inc.	55	2025	2027	None	None	✓ Domestic and international business strategy development, sales, and operations ✓ Insider's knowledge of day-to-day Company operations ✓ Software and data industries ✓ Leadership – current CEO ✓ Acquisitions

Biography

Eric A. Clark, age 55, has served as President and Chief Executive Officer and a member of the Board since February 2025. Before that, since April 2024, Mr. Clark served as Chief Executive Officer of NTT Data North America, a technology consulting, digital transformation and IT infrastructure company, and prior to that, since September 2022, he served as Chief Executive Officer of NTT Ltd. Americas, another NTT Data group technology services company that combined with NTT Data North America in 2024. Prior to that, from 2016 to 2018, Mr. Clark served as the global Chief Digital and Strategy Officer for NTT Data Services. Before joining NTT, from 2012 to 2016, he served as Senior Vice President and Managing Director, Global Services, at ServiceNow, a business management software company, various Vice President roles with IT services business Dell Services (acquired by NTT in 2016), including most recently as Vice President, Global Commercial Industries. Before joining Dell, he served in various leadership roles with IT company Hewlett-Packard, including most recently as Global Vice President, Application Innovation Services.

Experience, Skills and Qualifications of Particular Relevance to Manhattan Associates

Mr. Clark has served in various leadership roles for prominent IT companies, and brings to the Board, and to the Manhattan CEO role, extensive expertise in professional services, including driving growth strategies and developing, selling, and delivering transformational digital solutions in domestic, international, and emerging markets. Mr. Clark has broad and deep industry experience in the key Company customer markets of retail, manufacturing, transportation, and government. As our current President and Chief Executive Officer, Mr. Clark's knowledge of the Company’s operations enable him to provide essential

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leadership in strategy development, allocation of company resources, and communication with the Company’s various stakeholders and audiences.

Edmond I. Eger III

Primary Occupation	Age	Director Since	Current Term Expires	Board Committees	Other Public Company Boards	Director Qualification Highlights
CEO of Rewards Network Establishment Services, Inc.	65	2015	2027	✓ Audit ✓ Compensation	None	✓ Business operations ✓ Corporate governance ✓ International operations ✓ Leadership - current CEO ✓ Financial industries

Biography

Edmond I. Eger III, age 65, has served as a member of our Board since October 2015. Since September 2017, Mr. Eger has served as the Chief Executive Officer and member of the Board of Directors of Rewards Network Establishment Services, Inc., which helps restaurants increase their revenue, traffic, and customer engagement through their innovative financial and marketing services. From December 2013 through January 2017, Mr. Eger served as the President and Chief Executive Officer of OANDA Corporation, a leader in online foreign exchange and over-the-counter commodities and indices trading services. From 2009 to 2013, he served as a Senior Vice President and General Manager for the Americas at PayPal, Inc., and as an advisor to the CEO at eBay Corporation. From 1999 to 2009, Mr. Eger held various management positions with Citigroup and last served as the CEO for its International Cards Business. Prior to joining Citigroup, his experience included various business management positions with Advanta, Standard Chartered Bank, Wells Fargo, and McKinsey & Company. From September 2013 to February 2015, he served on the Board of Directors at Digital River, Inc., a NASDAQ traded e-commerce and payment provider, which was sold to Siris Capital.

Experience, Skills and Qualifications of Particular Relevance to Manhattan Associates

Mr. Eger is a leader in the payments and consumer transactions sectors, with wide-ranging experience, and has extensive knowledge of international business. He is a seasoned international payments executive with deep financial services, management, branding, and risk management experience. We believe Mr. Eger’s extensive knowledge and leadership experience brings valuable perspective to the Board. Mr. Eger’s familiarity and experience with audit committee and finance matters at public companies qualify him to continue service on our Audit Committee.

Danielle Sheer

Primary Occupation	Age	Director Since	Current Term Expires	Board Committees	Other Public Company Boards	Director Qualification Highlights
Chief Trust Officer of Commvault Systems, Inc.	45	2025	2027	✓ Nomination & Governance	None	✓ Business operations ✓ Cybersecurity ✓ Business development and corporate transformation ✓ Corporate governance ✓ Regulatory compliance

Biography

Danielle Sheer, age 45, has served as a member of our Board since May 2025. Ms. Sheer serves as the Chief Trust Officer of Commvault Systems, Inc., a leading provider of cyber resilience and data protection solutions. At Commvault, she leads their business development, corporate development, cybersecurity, and governance programs. Ms. Sheer has served in that role since 2022. Prior to that, from 2019 through 2022, she served as Chief Legal Officer of Bottomline Technologies, a provider of financial technology for business payments. Before that, Ms. Sheer served as general counsel of Carbonite, Inc., leading the company through its initial public offering. She serves on the Board of Beth Israel Deaconess Medical Center, a world-class teaching hospital of Harvard Medical School, and Linksquares, an AI-powered contract lifecycle management (CLM) solution. She holds a J.D. from Georgetown University Law Center and a B.A. from George Washington University.

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Experience, Skills and Qualifications of Particular Relevance to Manhattan Associates

Ms. Sheer brings to the Board experience in cybersecurity, corporate governance, regulatory compliance, and business development.

Class III Directors

The members of our Board serving as Class III Directors, whose terms are scheduled to expire on the date of our 2028 Annual Meeting, are as follows:

Kimberly A. Kuryea

Primary Occupation	Age	Director Since	Current Term Expires	Board Committees	Other Public Company Boards	Director Qualification Highlights
Senior Vice President, Chief Financial Officer of General Dynamics Corporation	59	2022	2028	✓ Audit	None	✓ Accounting and finance ✓ Business operations ✓ Corporate governance ✓ Executive compensation

Biography

Kimberly A. Kuryea, age 59, is the Senior Vice President, Chief Financial Officer at General Dynamics Corporation, a global aerospace and defense company that offers a portfolio of products and services in: business aviation; combat vehicles, weapons systems, and munitions; information technology (IT) services: “C4ISR” (command, control, communications, computers, intelligence, surveillance, and reconnaissance); and shipbuilding and repair. Previously, Ms. Kuryea served as Chief Human Resources Officer and SVP, Administration from 2017 to February 2023. Additionally, Ms. Kuryea served General Dynamics as Vice President and Controller from 2011 until 2017, Vice President, Chief Financial Officer, Advanced Information Systems, from 2007 to 2011, Staff Vice President, Internal Audit, from 2004 to 2007, and Director, Financial Planning & Analysis, from 2000 to 2004. From 1997 until 2000, Ms. Kuryea served as an Audit Senior Manager for the audit and tax consulting firm, Arthur Andersen. She also served in other roles at Arthur Andersen from 1989 through 1997. Ms. Kuryea is a Certified Public Accountant in the Commonwealth of Virginia.

Experience, Skills and Qualifications of Particular Relevance to Manhattan Associates

Ms. Kuryea brings to the Board public company expertise in financial accounting and reporting, ESG, executive compensation, strategic operations, and corporate governance. Her knowledge in these areas, and leadership experience as an executive of a Fortune 100 company, have enabled her to contribute significant value to our Board and as a member of our Audit Committee during her first term. Our Board has determined Ms. Kuryea is an "audit committee financial expert" as defined in SEC rules.

Thomas E. Noonan

Primary Occupation	Age	Director Since	Current Term Expires	Board Committees	Other Public Company Boards	Director Qualification Highlights
General Partner of TechOperators, LLC	65	1999	2028	✓ Audit ✓ Compensation ✓ Nomination & Governance (Chair)	✓ Intercontinental Exchange, Inc.	✓ Accounting and finance ✓ Business operations ✓ Corporate governance ✓ Leadership - former CEO ✓ Technology and software industries

Biography

Thomas E. Noonan, age 65, has served as a member of our Board since January 1999. Since 2008, Mr. Noonan has served as a Partner of TechOperators, LLC, an early stage technology investment firm that he founded. From 2013 until 2020, he served on the Board of Directors of Ionic Security Inc., a data security company funded by TechOperators, including as Executive Chairman from January 2016. He is also Chairman of TEN Holdings, LLC, a diversified family office investment company. From July 2013 until November 2015, Mr. Noonan served as Senior Director and General Manager for the EnergyWise product group at Cisco Systems, which in July 2013, had acquired JouleX, a company founded by Mr. Noonan, which was a leading

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innovator in network-based enterprise management. Since 2010, Mr. Noonan had served as President and Chief Executive Officer of JouleX. From November 2006 until February 2008, Mr. Noonan served as the General Manager of IBM Internet Security Systems, a division of IBM providing information technology system security products and services. Mr. Noonan served as the President and member of the Board of Directors of Internet Security Systems, Inc., since May 1995, and as its Chief Executive Officer and Chairman from November 1996 until its acquisition by IBM in November 2006. Prior to joining Internet Security Systems, Mr. Noonan served as Vice President, Sales and Marketing with TSI International, Inc., an electronic commerce company, from October 1994 until April 1995. From November 1989 until October 1994, Mr. Noonan held high-level sales and marketing positions at Dun & Bradstreet Software, a developer of enterprise business software. Mr. Noonan also serves on the boards of Intercontinental Exchange, Inc. (NYSE: ICE), Children’s Healthcare of Atlanta, and the Georgia Tech Foundation. He served on the National Infrastructure Advisory Council from 2002 through 2019.

In connection with Mr. Capel succeeding Mr. Huntz as Chairman of the Board on May 13, 2025, the Board appointed Mr. Noonan to serve as the Board’s Lead Independent Director beginning on that same date.

Experience, Skills and Qualifications of Particular Relevance to Manhattan Associates

Mr. Noonan brings to the Company many years of experience in senior management in the software industry, including as co-founder, Chairman, President, and Chief Executive Officer of a public software company. We believe his entrepreneurial, executive management, and software industry experience is an indispensable resource to the Board. His executive experiences, in which he has dealt with public company compensation plan design and implementation, qualify him well to continue to chair our Compensation Committee. Mr. Noonan’s familiarity and experience with corporate accounting and finance matters at public companies qualify him to continue service on our Audit Committee. Our Board has determined he is an “audit committee financial expert” as defined in SEC rules.

Majority Vote Resignation Policy for Director Elections

The Company’s Bylaws provide that Directors are elected by a plurality of the votes cast. Although nominees who receive the most votes for the available positions will be duly elected, the Board has adopted a Majority Voting Director Resignation Policy (the “Resignation Policy”) applicable to nominees who fail to receive the affirmative vote of a majority of the votes cast in an uncontested election for Directors. The Resignation Policy requires that a nominee not receiving a majority affirmative vote in an uncontested election promptly tender to the Board or its Chair their resignation from the Board and committees on which that Director serves. The resignation may be conditioned upon Board acceptance. If it is not so conditioned, the resignation must specify that it is effective immediately on delivery.

A “majority affirmative vote” means that the votes cast “for” a nominee’s election exceed those “against,” with abstentions and broker non-votes not being considered “votes cast.” You have been provided with options to vote “for” or “against” each Director nominee, and also to “abstain” from voting on a particular nominee. However, neither a vote “against” a Director nominee, nor an abstention, affects whether a Director nominee in an uncontested election is legally elected under the plurality vote standard (provided such nominee receives at least one “for” vote). But a vote “against” a Director is considered in determining whether a Director who is elected has received a “majority affirmative vote” for purposes of the Resignation Policy (as noted above, an abstention does not affect the Resignation Policy-related determination).

If a Director nominee elected to the Board fails to receive a majority affirmative vote and tenders a conditional resignation to the Board, the Nomination and Governance Committee of the Board will consider their resignation, including any information provided by that Director, and will recommend to the full Board what action to take on the Director’s resignation. The Committee may recommend, among other things, acceptance or rejection of the resignation, delayed acceptance pending the recruitment and election of a new Director, or rejection of the resignation in order to address the underlying reasons for the Director’s failure to receive the majority affirmative vote of the shareholders.

In considering a conditional resignation, the Committee and the Board may consider those factors they deem relevant, including but not limited to the underlying reasons for the failure of the Director to receive a majority affirmative vote, the tenure and qualifications of the Director, the Director’s past and expected future contributions, other policies, and the overall composition of the Board, including whether accepting the resignation would cause the Company to fail to meet legal or stock market requirements.

The preceding summary of the policy is qualified in its entirety by reference to the full policy posted in the Investor Relations section of our web site at www.manh.com.

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Board Independence and Meetings

The Board currently consists of eight members, all of whom, with the exception of Mr. Capel, our Chairman of the Board, and Mr. Clark, our President and Chief Executive Officer, have been determined by the Board to be “independent” as that term is defined under the corporate governance rules of The NASDAQ Stock Market. Mr. Noonan serves as the Board’s Lead Independent Director.

In compliance with NASDAQ corporate governance rules, the independent Directors of the Company conduct regularly scheduled meetings without the presence of non-independent Directors or management. The Board’s standing independent committees also regularly meet without management present. During the fiscal year ended December 31, 2025, the Board held five meetings. All the incumbent Directors attended at least 75% of the aggregate total number of Board meetings and meetings of Committees on which they served that occurred during the portion of fiscal year 2025 during which each served as a Director. Our Directors are invited to the Annual Meeting of Shareholders, and our Chairman and the Chief Executive Officer routinely represent the Board at our Annual Meetings. Both our Chairman and the Chief Executive Officer attended our 2025 Annual Meeting.

Board Committees

The Board maintains three permanent committees: Audit Committee, Compensation Committee, and Nomination and Governance Committee. The Board has adopted charters for the committees, which can be found in the Investor Relations section of our web site at www.manh.com.

The following table provides membership, independence and meeting information for each committee during 2025.

Committee Memberships
Name	Independent	Audit	Compensation	Nomination & Governance
Eddie Capel	No
Eric A. Clark	No
Edmond I. Eger III	Yes	✓	✓
Linda T. Hollembaek	Yes			✓
Kimberly A. Kuryea	Yes	Chair
Charles E. Moran	Yes		Chair
Thomas E. Noonan	Yes	✓	✓	Chair
Danielle Sheer	Yes			✓
2025 Meetings		4	6	4

Audit Committee

During 2025, the Audit Committee consisted of Messrs. Eger and Noonan, and Ms. Kuryea. Ms. Kuryea serves as Chairman of the Audit Committee. The Board has determined that each member of the Audit Committee meets the additional NASDAQ independence and financial literacy requirements for Audit Committee members, as well as the SEC’s Audit Committee independence standards. Further, the Board has determined that Ms. Kuryea and Mr. Noonan are “audit committee financial experts,” as defined by SEC rules. Among other responsibilities, the Audit Committee recommends to the Board the selection of our independent registered public accounting firm, reviews the scope and results of the audit, reviews with management our internal controls and periodic financial statements, and approves of the inclusion of our audited financial statements in our Annual Report on Form 10-K to be filed with the SEC. The Audit Committee also reviews and discusses with management and our auditors major financial risk exposures and those steps management has taken to monitor and control those exposures. During the fiscal year ended December 31, 2025, the Audit Committee met four times.

Compensation Committee

During 2025, the members of the Compensation Committee were Messrs. Eger, Moran, and Noonan. Mr. Moran serves as Chairman of the Compensation Committee. The Board has determined that each member of the Compensation Committee meets the additional NASDAQ independence requirements for members of compensation committees. The Compensation Committee approves the compensation of our executive officers, including the Chief Executive Officer, reviews compensation plans for our non-employee Board members, officers, and other key executives, and makes recommendations concerning those matters to the Board. The Compensation Committee also administers our equity incentive programs and establishes the terms of our grants under these plans. During the fiscal year ended December 31, 2025, the Compensation Committee met six times.

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Nomination and Governance Committee

During 2025, the Nomination and Governance Committee (the “Governance Committee”) consisted of Mss. Hollembaek and Sheer, and Mr. Noonan. Mr. Noonan serves as Chairman of the Governance Committee. The Governance Committee recruits outstanding individuals to serve on our Board and recommends to our Board the slate of Director nominees to stand for election at our annual meetings of shareholders. The Governance Committee also recommends Directors for appointment to our Board Committees and oversees our periodic formal Board and Committee assessment process, including oversight of post-assessment improvements. The Governance Committee generally oversees the Company’s environmental, social, and governance (“ESG”) programs, while the Compensation Committee oversees and reviews our Human Capital Management activities and strategy. During the fiscal year ended December 31, 2025, the Governance Committee met four times.

In identifying qualified individuals to become members of the Board, the Governance Committee selects candidates whose attributes it believes would be most beneficial to the Company. The Governance Committee seeks to recruit from a wide applicant pool, considering factors such as the individual’s experience, integrity, competence, skills, and dedication in the context of the needs of the Board. The Governance Committee identifies Director candidates through their personal, business, and organizational contacts and those of management, through search firms, and from shareholder recommendations. The composition of our current Board reflects a variety of professional experience and skills.

Shareholder Nominations

Nominations Not for Inclusion in the Company’s Proxy Materials. In accordance with the provisions of our Bylaws, our shareholders may directly nominate prospective Director candidates by delivering notice to our Corporate Secretary containing certain information about the nominee not less than 60 days prior to the meeting as originally scheduled, or if less than 70 days’ notice or prior public disclosure of the date of the scheduled meeting is given or made, not later than the tenth day following the earlier of the day on which notice of the date of the meeting is mailed to shareholders or public disclosure of the date of that meeting is made. Our Corporate Secretary’s address is Manhattan Associates, Inc., 2300 Windy Ridge Parkway, Tenth Floor, Atlanta, Georgia 30339. The deadline for these nominations for our 2027 annual meeting of shareholders can be found in Shareholder Proposals and Nominations on page 71.

Referrals. Shareholders may also recommend a Director candidate for consideration by the Governance Committee by submitting the candidate’s name and qualifications to our Corporate Secretary. The Governance Committee will consider any candidate recommended (but not also directly nominated) by shareholders for inclusion in the Board’s slate in the same manner it considers other candidates in the candidate pool, as described above.

Proxy Access. In March 2023, the Board of Directors amended the Company’s Bylaws to add a “proxy access” bylaw, which allows eligible shareholders to submit eligible Director candidates to the Company for inclusion in the Company’s proxy materials related to annual meetings of shareholders at which directors are to be elected, subject to the requirements of the bylaw. The proxy access bylaw permits an eligible shareholder, or a group of up to 20 eligible shareholders, owning three percent or more of our outstanding Common Stock continuously for at least three years, to nominate and include in our proxy materials up to two eligible Director candidates or a number of eligible candidates constituting 20 percent of the Board (whichever is greater). Eligible shareholders wishing to submit Director candidates for inclusion in the Company’s proxy materials must observe the requirements set forth in the Company’s Bylaws, which can be found in the Investor Relations section of our web site at www.manh.com. The deadline for submitting proxy access candidates for our 2027 annual meeting of shareholders can be found in Shareholder Proposals and Nominations on page 71.

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Board Leadership Structure

Mr. Capel began service as our non-executive Chairman of the Board on January 1, 2026. He no longer serves as a Company employee. Mr. Capel previously served as our Executive Chairman of the Board from May 13, 2025, to December 31, 2025, having succeeded Mr. Huntz upon his retirement from the Board on May 13, 2025, the date of our 2025 Annual Meeting of Shareholders. Before that, Mr. Capel served as our Executive Vice-Chairman of the Board since February 12, 2025. Prior to his service as Executive Vice-Chairman, Mr. Capel served as our President and Chief Executive Officer since January 1, 2013. On February 12, 2025, Mr. Clark succeeded Mr. Capel as the Company's President and Chief Executive Officer and joined the Board.

We believe separating the Chairman and Chief Executive Officer positions allows our CEO to focus more on our day-to-day business and other traditional CEO roles, while allowing the Chairman to lead our Board in its fundamental role of providing advice to and oversight of management. Our Board recognizes the time, effort, and energy that the CEO is required to devote to their position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as our Board’s oversight responsibilities continue to grow.

Lead Independent Director Policy

In recognition of the planned succession, as of May 13, 2025, of the position of Chairman of the Board from Mr. Huntz, an independent Director, to Mr. Capel, a then executive officer, the Board adopted a Lead Independent Director Policy in March 2025.

The policy provides that when the Chairman is not independent, the Board will appoint a Lead Independent Director. The Board appointed Mr. Noonan as the Lead Independent Director, effective May 13, 2025. The Lead Independent Director, like the Chairman, serves at the pleasure of the Board.

The policy summarizes the respective roles of a non-independent Chairman and Lead Independent Director.

The non-independent Chairman:	The Lead Independent Director:
•
Chairs Board meetings
•
Confers with the Lead Independent Director on the schedule and agendas for Board meetings
•
Facilitates communication between the Board and management in consultation with the Lead Independent Director
•
Facilitates communication between the Lead Independent Director and management
•
Meets regularly with the Lead Independent Director
•
Is the Board’s primary internal and external representative, except in special circumstances when the independent directors direct otherwise

•
Chairs Board meeting in the Chairman’s absence
•
Calls and chairs independent director meetings and executive sessions, and reports as appropriate back to the Chairman and management
•
Coordinates the independent directors
•
Is the independent directors’ primary liaison to the Chairman, management and employees
•
Is the independent directors’ primary internal and external representative
•
Receives ‘whistleblower’/’hotline’ complaints directed to the Board that are not suitable for other Directors (like the Audit Committee Chair)

The Board believes the Lead Independent Director Policy helps maintain independent director oversight of the Company at times when the Chairman is not independent. The policy is available in the Investor Relations section of our web site at www.manh.com.

SUMMARY OF RECENT BOARD TRANSITION EVENTS

Effective February 12, 2025:

•
After 12 years serving as President and CEO, Mr. Capel resigned from those positions and began serving as Executive Vice-Chairman of the Board,
•
Mr. Clark joined the Company as its President and Chief Executive Officer and a Class II Director,
•
Ms. Hollembaek, in effect, resigned as a Class II Director, and the Board appointed her as a Class I Director, and
•
The Board increased its size from eight to nine members.

It is the Board’s practice to take appropriate steps to ensure that no class of Directors differs in terms of numbers of Director positions from any other class by more than one.

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Effective May 13, 2025, the date of the 2025 Annual Meeting:

•
Mr. Huntz, the Chairman of the Board, and Company co-founder Mr. Raghavan, retired from the Board (the Board having accepted Mr. Raghavan’s conditional resignation from the Board following our 2024 Annual Meeting, contingent on recruiting and on-boarding his replacement),
•
The Board appointed Mr. Capel as Executive Chairman of the Board,
•
The Board appointed Mr. Noonan as Lead Independent Director,
•
The Board appointed Ms. Sheer, the Chief Trust Officer of Commvault Systems, Inc. (NASDAQ: CVLT), to the Class II Director position vacated by Mr. Raghavan, with a term expiring in 2027, and
•
The Board reduced its size back to eight members.

Effective January 1, 2026:

•
Mr. Capel transitioned to non-executive Chairman of the Board, with non-employee status.

Messrs. Capel and Noonan’s respective responsibilities as Chairman of the Board and Lead Independent Director will be governed by the Company’s Lead Independent Director Policy summarized in the preceding section.

Code of Ethics

Our Board has adopted a Global Ethics and Compliance Code that is applicable to all members of our Board, our executive officers, and our employees. The Code appears in the Investor Relations section of our web site at www.manh.com. If, in the future, we amend, modify, or waive a provision in the Code, we may, rather than file a Form 8-K, satisfy the disclosure requirement under Item 5.05 of Form 8-K by posting that information on our web site.

Risk Management

While we believe risk management is the responsibility of every employee, senior management is ultimately accountable to our Board and shareholders for risk management. Senior management is responsible for the day-to-day management of our risks, while our Board, including through its Committees, oversees planning and responding to risks arising from changing business conditions or the initiation of new activities or products. Our Board also is responsible for overseeing compliance with laws and regulations, responding to recommendations from auditors and supervisory authorities, and overseeing management’s conformance with internal policies and controls addressing the operations and risks of significant activities.

Our Board believes that full and open communication between management and our Board is essential for effective risk management and oversight. Our Board receives regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, strategic, competitive, and reputational risks. Additionally, senior management is available to address any questions or concerns raised by our Board on risk management-related and any other matters.

While our Board is ultimately responsible for risk oversight at the Company, our three Board Committees assist our Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, cyber risk, data protection, business ethics, and corporate compliance. The Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our Directors, corporate governance, social responsibility, and sustainability. The Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs, succession planning for our executive officers, and human capital and talent.

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In keeping with its responsibilities, the Compensation Committee has evaluated potential risks arising from the Company’s compensation policies and practices for all employees and concluded that any such risks are not reasonably likely to have a material adverse effect on the Company. Among other possible risks, the Compensation Committee considered risks related to the three components of our 2025 incentive compensation plans. Those components are Target Revenue (consolidated revenue excluding hardware sales and billed travel), new bookings from cloud solutions (New Cloud Bookings) and adjusted operating income (AOI) (see complete definitions on page 39). In reaching its conclusion, the Compensation Committee reviewed and considered various factors, including the following factors:

✓
Our incentive compensation plans include a short-term annual cash bonus for all participants and long-term equity incentives for upper management;
✓
Our long-term equity incentives include both performance-based and service-based awards;
✓
Our short-term annual cash bonuses and our long-term performance-based equity incentives use Target Revenue, New Cloud Bookings, and AOI as performance measures, with minimum to maximum range criteria (minimum threshold, target, maximum) providing a pay-for-performance opportunity with zero payout potential below threshold and maximum payout opportunity above target capped at a specific level; and
✓
Our Compensation Committee reviews and approves performance criteria and related target levels and performance payout amounts for actual results before incentives are paid.

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Director Compensation

The Company’s non-employee director compensation program for 2025 provided for the following annual cash and equity compensation:

Cash Compensation

	Chairman	Non-Chairmen
Board	$160,000	$60,000
Lead Independence Director	120,000	N/A
Audit	20,000	10,000
Compensation	20,000	7,500
Nomination & Governance	10,000	5,000

We paid the cash compensation component in quarterly installments, except for all cash compensation to the former Chairman of the Board, Mr. Huntz, which we paid in monthly installments.

Equity Compensation

During 2025, the Company granted each non-employee director an annual award of $260,000 of restricted stock units (“RSUs”). We granted the awards on May 13, 2025, and they vest on the earlier of the first anniversary of the grant date or the next Annual Meeting of Shareholders so long as the director remains in continuous service on the Board through that vesting date. We determined the number of RSUs granted based on the closing price of the Company’s Common Stock on the date of the 2025 Annual Meeting of Shareholders ($195.54 per share on May 13, 2025), resulting in each non-employee director receiving 1,330 RSUs ($260,000 / $195.54 = 1,330). Upon vesting, we will settle each RSU with one share of Common Stock.

The following table sets forth, for the year ended December 31, 2025, the total compensation paid to our non-employee directors.

2025 Director Compensation Table
Name (1)	Fees Paid In Cash	Stock Awards(2)	Total
John J. Huntz, Jr.	$70,894		$70,894
Thomas E. Noonan	126,490	260,068	386,559
Deepak Raghavan	25,769		25,769
Edmond I. Eger III	74,760	260,068	334,828
Charles E. Moran	75,433	260,068	335,501
Linda T. Hollembaek	65,000	260,068	325,068
Kimberly A. Kuryea	76,346	260,068	336,414
Danielle Sheer	41,250	260,068	301,318

____________

(1)
Mr. Capel, our Chairman of the Board who served as an employee Director during 2025, did not receive any compensation for his service as a member of the Board of Directors during 2025. Mr. Capel’s compensation during 2025 is reflected in the Summary Compensation Table on page 46. Messrs. Huntz and Raghavan retired from the Board on May 13, 2025, and Ms. Sheer was elected to the Board on May 13, 2025. Accordingly, the fees paid in cash to each of Messrs. Huntz and Raghavan, and Ms. Sheer were pro-rated for the portion of the year during which they served on the Board.
(2)
This column represents the aggregate grant date fair value of the RSUs awarded in 2025 in accordance with the stock compensation topic in the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“ASC Topic 718”). These award fair values have been determined based on the closing market price of the Company’s Common Stock on the grant date ($195.54 per share).

Our Compensation Committee recommends to the Board our non-employee directors’ compensation for the Board’s determination. Our Compensation Committee periodically has its independent compensation consultants review the compensation structure and levels for our non-employee directors, including by analyzing director compensation at the same peer companies used in evaluating executive compensation. Based on the independent compensation consultant’s analysis, most recently updated in November 2024, the Board considers the non-employee directors’ compensation to be appropriate and consistent with practices of comparable companies. See “The Role of Compensation Consultant” on page 35 for additional information regarding the Compensation Committee’s independent compensation consultant during 2025.

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The following table summarizes the equity awards made to the non-employee members of our Board that were outstanding and unvested as of December 31, 2025.

Non-Employee Directors' Outstanding Stock Awards as of December 31, 2025
Name	Number of Shares Subject to Restricted Stock Units
Thomas E. Noonan	1,330
Edmond I. Eger III	1,330
Charles E. Moran	1,330
Linda T. Hollembaek	1,330
Kimberly A. Kuryea	1,330
Danielle Sheer	1,330

Share Ownership Guidelines

The Compensation Committee and the Board believe that each non-employee director and executive officer should have a meaningful personal investment in the Company, which is intended to further align the interests of our directors and executive officers with the long-term interests of our shareholders. Accordingly, the Company has share ownership guidelines for both non-employee directors and executive officers of the Company. Under the share ownership guidelines, each non-employee director is expected to own shares of Common Stock (not including unvested RSUs) with a market value equal to at least five times their annual base cash retainer (increased effective January 2023 from three times). This requirement must be met within five years of becoming a director.

Further, for the Company’s executive officers, the stock ownership guidelines are a multiple of annual base salary, as follows:

Executive Officer Title	Salary Multiple
Chief Executive Officer	4x
Chief Financial Officer	2x
Executive Vice President, Chief Sales Officer	2x
Executive Vice President, Professional Services	2x
Chief Legal Officer	1x
Other Executive Officer	1x

This requirement must be met within five years of becoming subject to the guidelines. As of the Record Date, each non-executive director and executive officer met the requirements of the guidelines.

Insider Trading Policy

We have adopted an Inside Information and Securities Trading Policy (the “Insider Trading Policy”) and procedures applicable to our directors, officers, and employees, and have implemented processes for the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the NASDAQ listing standards. Our Insider Trading Policy prohibits our employees and related persons and entities from trading in Manhattan Associates stock while in possession of material, nonpublic information. Our trading black-out period requires that certain officers of the Company and other designated employees only transact in Manhattan Associates stock during an open window period, subject to limited exceptions. The Insider Trading Policy also prohibits our directors, officers, and employees from engaging in hedging or monetization transactions with respect to Manhattan Associates securities, such as purchasing or selling puts or call options, prepaid variable forward contracts, equity swaps, collars, exchange funds, or other similar transactions that misalign their interests with the interests of the Company’s public shareholders, as well as significant pledging of Manhattan Associates stock. The foregoing summary of our insider trading policies and procedures does not purport to be complete and is qualified by reference to our Insider Trading Policy, a copy of which can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

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Related Party Transactions

The Company’s Global Ethics and Compliance Code, which is available in the Investor Relations section of our web site at www.manh.com, and which includes our conflicts of interest policy, provides generally that the Company’s Directors, officers, and employees must avoid any personal, financial, or family interest that could keep that person from acting in our best interest. In general, the Chief Legal Officer, who serves as the Company’s Chief Compliance Officer, must approve of exceptions to the policy as written. In addition, the Company has an unwritten policy requiring approval by the Audit Committee or the independent members of the Board of exceptions for conflicts involving Directors or executive officers.

Since January 1, 2025, the Company has not been a participant in any related-party transaction requiring disclosure pursuant to Item 404 of the SEC’s Regulation S-K, and no such transaction is currently proposed.

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SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

FIVE PERCENT BENEFICIAL OWNERS OF COMPANY STOCK

The following table sets forth the amount and percent of shares of Common Stock held by holders that are deemed under SEC rules to be “beneficial owners” of more than 5% of the outstanding shares of Common Stock as of March 2, 2026, unless a different date is noted below.

	Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class
The Vanguard Group, Inc. (2)	6,612,416	11%
BlackRock, Inc. (3)	6,182,552	10%
AllianceBernstein L.P. (4)	3,157,105	5%
FMR LLC (5)	3,059,099	5%

_____________

(1)
The percentage beneficially owned is based on 59,647,623 shares outstanding as of March 2, 2026.
(2)
Based on a Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group, Inc. The Vanguard Group, Inc.'s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares of Common Stock reported in such filing. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(3)
Based on a Schedule 13G/A filed with the SEC on July 17, 2025, by BlackRock, Inc. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares of Common Stock reported in such filing. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(4)
Based on a Schedule 13G/A filed with the SEC on February 17, 2026, by AllianceBernstein L.P. The shares reported were acquired solely for investment purposes on behalf of client discretionary investment advisory accounts according to the filing. The filing also reports that AllianceBernstein L.P. is a majority owned subsidiary of Equitable Holdings, Inc. (“Equitable”) that operates under independent management and makes independent decisions from Equitable and its respective subsidiaries, and that Equitable calculates and reports beneficial ownership separately from AllianceBernstein L.P. pursuant to guidance provided by the Securities and Exchange Commission. The address of AllianceBernstein L.P. is 501 Commerce Street, Nashville, TN 37203.
(5)
Based on a Schedule 13G/A filed with the SEC on February 5, 2026, by FMR LLC. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares of Common Stock reported in such filing. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

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EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the amount and percent of shares of Common Stock that, as of March 2, 2026, are deemed under SEC rules to be “beneficially owned” by (i) each member of the Board and each nominee to become a member of the Board, (ii) the Chief Executive Officer, the Chief Financial Officer, and the other executive officers identified as the “named executive officers” in the Summary Compensation Table appearing in this Proxy Statement, and (iii) all Directors and executive officers of the Company as a group.

	Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class
Eddie Capel (2)	71,855	*
Eric A. Clark (3)	19,414	*
Edmond I. Eger III (4)	5,183	*
Linda T. Hollembaek (5)	10,577	*
Kimberly A. Kuryea (6)	4,757	*
Charles E. Moran (7)	20,808	*
Thomas E. Noonan (8)	100,530	*
Danielle Sheer (9)	-	-
Dennis B. Story (10)	68,600	*
Bruce S. Richards (11)	14,129	*
Robert G. Howell (12)	129,457	*
J. Stewart Gantt (13)	21,021	*
All executive officers and directors as a group (13 persons)	501,191	*

_____________

* Less than 1% of the outstanding Common Stock.

(1)
The percentage beneficially owned is based on 59,647,623 shares outstanding as of March 2, 2026. Unless otherwise noted, the address for each beneficial owner is the Company’s corporate headquarters located at 2300 Windy Ridge Parkway, Tenth Floor, Atlanta, Georgia 30339.
(2)
Does not include 48,791 shares represented by outstanding and unvested RSUs and 33,743 shares represented by outstanding and unvested performance-based RSUs.
(3)
Does not include 62,063 shares represented by outstanding and unvested RSUs and 12,161 shares represented by outstanding and unvested performance-based RSUs.
(4)
Does not include 1,330 shares represented by outstanding and unvested RSUs.
(5)
Does not include 1,330 shares represented by outstanding and unvested RSUs.
(6)
Does not include 1,330 shares represented by outstanding and unvested RSUs.
(7)
Does not include 1,330 shares represented by outstanding and unvested RSUs.
(8)
Does not include 1,330 shares represented by outstanding and unvested RSUs.
(9)
Does not include 1,330 shares represented by outstanding and unvested RSUs.
(10)
Does not include 35,273 shares represented by outstanding and unvested RSUs and 14,715 shares represented by outstanding and unvested performance-based RSUs.
(11)
Does not include 14,610 shares represented by outstanding and unvested RSUs and 1,650 shares represented by outstanding and unvested performance-based RSUs.
(12)
Does not include 33,701 shares represented by outstanding and unvested RSUs and 14,548 shares represented by outstanding and unvested performance-based RSUs.
(13)
Does not include 33,240 shares represented by outstanding and unvested RSUs and 13,854 shares represented by outstanding and unvested performance-based RSUs.

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EXECUTIVE COMPENSATION

Proposal 2 – Resolution to Approve Named Executive Officers’ Compensation

Prior to voting on proposal 2, the Board recommends our shareholders review and consider our executive compensation philosophy, policy, and practices, all of which are summarized below and discussed in more detail in the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 31.

background

The Board believes our current executive compensation programs directly link executive compensation to our financial performance and align the interests of our executive officers with those of our shareholders. Our Board also believes our executive compensation programs provide our executive officers with a balanced compensation package that includes a reasonable base salary along with annual and long-term incentive compensation opportunities based on our performance against specified financial performance objectives. At our 2023 Annual Meeting of Shareholders, the Board recommended, and the Company’s shareholders approved, an annual frequency for the Say-on-Pay vote.

While your vote is advisory and will not be binding on the Board, the Compensation Committee, or the Company, we strive to align our executive compensation programs with the interests of our long-term shareholders. As they do every year, the Board and the Compensation Committee will take into account the outcome of this year’s Say-on-Pay vote when considering future compensation actions and decisions.

say-on-pay proposal

The Board believes that our named executive officers’ (NEOs’) compensation is essential in attracting and retaining the high caliber of executive talent necessary to drive our business forward and build sustainable value for our shareholders. Accordingly, we are asking our shareholders to vote FOR the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement for the 2026 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the 2025 Summary Compensation Table and the other related tables and disclosures).”

Effect of say-on-pay vote

As indicated above, the vote on Proposal 2 is advisory and will not be binding on the Board, the Compensation Committee, or the Company. However, the Board values your opinions as expressed through your votes and other communications, and our Compensation Committee will carefully review the 2026 Say-on-Pay voting results to better understand any issues or concerns you may have with our executive compensation. Shareholders who want to communicate with our Board on executive compensation or other matters should refer to “Communication with Directors” on page 71 of this Proxy Statement for additional information.

✓
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT, PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the compensation program for our Principal Executive Officer, our Principal Financial Officer, and the next three most highly compensated Executive Officers of the Company during 2025 (the “named executive officers” or “NEOs”). These individuals are listed in the following table.

	Name	Title	Page Number for Biography
(1)	Eddie Capel	Chairman of the Board; Former President and Chief Executive Officer ("CEO")	14
(1)	Eric A. Clark	Current President and Chief Executive Officer ("CEO")	16
(2)	Dennis B. Story	Executive Vice President, Chief Financial Officer, and Treasurer (“CFO”)	57
	Bruce S. Richards	Senior Vice President, Chief Legal Officer, and Secretary	57
	Robert G. Howell	Executive Vice President, Chief Sales Officer	57
	J. Stewart Gantt	Executive Vice President, Professional Services	58

(1) As of February 12, 2025, Eric Clark replaced Eddie Capel as President and CEO of the Company. Eddie Capel served as Executive Vice-Chairman of the Board from February 12, 2025, to May 13, 2025, and Executive Chairman from May 13, 2025, to December 31, 2025. On January 1, 2026, Mr. Capel transitioned to non-executive Chairman of the Board, with non-employee status.

(2) On February 26, 2026, the Company announced that Dennis Story will retire as the Company’s Executive Vice President, Chief Financial Officer, and Treasurer, effective at the close of business on March 31, 2026. The Board of Directors elected Linda Pinne to succeed Mr. Story. Ms. Pinne will hold the position of Senior Vice President, Chief Financial Officer, Chief Accounting Officer, and Treasurer, effective as of April 1, 2026. Ms. Pinne has served as the Company’s Senior Vice President, Global Corporate Controller, and Chief Accounting Officer since January 2016.

This Compensation Discussion and Analysis describes the material elements of our 2025 executive compensation program and provides an overview of our executive compensation philosophy and objectives. It analyzes how and why our Compensation Committee arrived at the specific compensation decisions for our 2025 NEOs and other executive officers, including the key factors the Compensation Committee considered in determining their compensation.

EXECUTIVE SUMMARY

2025 was another year of substantial progress, and we believe the Company is well positioned for long-term growth. Entering 2026, we remain focused on driving revenue growth and gaining market share with our Manhattan Active® cloud solutions. We are confident in our long-term strategy driven by our market leadership in innovative supply chain and omnichannel solutions and services. We note, however, that our objectives for the year are subject to several risks and uncertainties, including the factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

We develop, sell, deploy, service and maintain software solutions designed to manage supply chains, inventory, and omnichannel operations for retailers, wholesalers, manufacturers, logistics providers, government agencies, and other organizations. Our customers include many of the world’s premier and most profitable brands. We run our Manhattan Active® applications in the cloud and deliver them as subscription-based software as a service ("SaaS"). Our proprietary applications architecture is highly differentiated among enterprise application providers, particularly within the Omni Channel and Supply Chain categories, through which we deliver a versionless yet highly extensible experience for our customers. We offer our customers access to new innovation quarterly, ensuring our customers run on a single fully up-to-date codebase. With AI-driven insights and zero downtime updates, Manhattan delivers innovation seamlessly into customer environments without the need for planned maintenance windows.

In 2025, we launched Manhattan Active® Agents to our product offerings, which is a generative artificial intelligence (AI) add-on module available for customers that use the Manhattan Active Platform. Our Active Agents add-on module also encompasses Agent Foundry™, a way for customers to create their own AI agents to generate ongoing productivity gains, enhanced user experiences, and increased operational efficiencies. With AI-driven insights and zero downtime updates, Manhattan delivers innovation seamlessly into customer environments without the need for planned maintenance windows.

31

Regarding our accomplishments and other developments in 2025:

Significant investments in innovation and expanding total addressable market

✓
We invested $145 million in R&D, up 5%, as delivering innovation to our Omni Channel and Supply Chain customers continues to be a strategic priority. We expect our product innovation to expand our addressable market, while helping us achieve long-term sustainable organic revenue growth and top quartile operating margins compared to other enterprise application software providers.
✓
Our global pipelines are solid, and we see strong demand for cloud solutions. We continue to be encouraged by new customer signings and by the concentration of potential new customers in the pipeline with about 56% of our new cloud bookings representing net new customers.
✓
We continually invest in AI technology to enhance our functional offerings on our Manhattan Active Platform, with a recent emphasis on agentic AI advancements. Our AI capabilities are seamlessly embedded across all supply chain execution, planning, and commerce applications, aimed at delivering real-time optimization and value creation. We plan to further expand our investments in generative AI, including leveraging third-party large language models to unlock value in a broader range of use cases.

Record revenue and earnings performance

✓
Total revenue was a record $1.081 billion, up 4%, reflecting strong demand for our Cloud solutions. 2025 was a successful year setting all-time records in total revenue, RPO (Remaining Performance Obligation), cashflow, and earnings per share.
✓
GAAP diluted EPS was $3.60, up 3% versus 2024, driven by strong demand for our cloud solutions and disciplined expense management.
✓
RPO for the year totaled $2.2 billion, up 25% over the prior year. We believe RPO is the leading proxy for our cloud revenue performance and represents the value of contractual obligations required to be performed, otherwise referred to as unearned revenue or bookings. For Manhattan, this disclosed value represents our cloud bookings value of unearned revenue under non-cancelable contracts greater than one year. Contracts with a non-cancelable term of one year or less are excluded from the reported amount.
✓
We continue to see strong demand for our Manhattan Active® cloud solutions with cloud revenue increasing 21% over 2024 from $337 million to $408 million. Cloud revenue represents 96% of 2025 total software revenue.
✓
Recurring revenue (cloud subscriptions and maintenance) as a percentage of total revenue, excluding hardware sales, continues to remain strong (50% in 2025 compared to 46% in 2024).
✓
Our full year 2025 global consulting services revenue decreased 4% year-over-year as customer budgetary constraints caused some of our services work to shift to future periods, which negatively impacted our professional services revenue.
✓
2025 GAAP operating margin of 26% ranked in the top tier across publicly traded companies in our peer group.

Maintained capital discipline and financial capacity

✓
We closed 2025 with $329 million in cash and cash equivalents and zero debt, self-funding all our growth through free cash flow generation; we have never borrowed in the history of the Company.
✓
Operating cash flow was $389 million, up 32% versus 2024, primarily due to an increase in cash collections from our customers and decrease in cash taxes owed from the acceleration of the deduction for domestic research and development expenditures.
✓
We invested $275 million in share repurchases in 2025. Over the last decade, we have invested over $1.5 billion in share buybacks, lowering company shares outstanding by about 15%. We continue to design the performance criteria under our performance-based incentive plans so that our named executive officers (“NEOs”) and other employees receive no compensation benefit from the impact of our share repurchases on EPS.

In 2025, we exceeded our target objectives (as defined on page 38) for our annual cash bonus program and the performance-based component of our long-term equity (restricted stock unit) program, resulting in a payout under our annual corporate cash bonus program of 118% of target, including to our NEOs, except Mr. Capel (0%), and earned performance-based equity under the performance-based component of our 2025 corporate annual long-term equity program at 118% of target and 2025 mid-year long-term equity grant at 100% of target, excluding our CEOs, who did not participant in the mid-year grant.

32

Our Compensation Philosophy

We are committed to a philosophy of pay-for-performance for our executives. Our executive compensation program is designed to achieve three primary objectives:

1.
Pay-for-Performance. Align actual compensation realized by our executive officers with achievement of our short-term and long-term business strategies, improving operational performance and shareholder return.
2.
Market Competitiveness. Provide market competitive compensation opportunities to attract and retain executive officers and motivate them to perform at their highest level.
3.
Shareholder Value Creation. Structure compensation through base salary, annual cash bonus opportunities, and a combination of service-based and performance-based equity awards, to promote increased shareholder value.

2025 Key Compensation Decisions

Our Compensation Committee’s key decisions for 2025 pertaining to our NEOs were as follows:

Base Salaries

✓
The annualized base salary for our former President and CEO, Eddie Capel, was reduced by 30% (from $725,000 to $507,500) upon his transition to Executive Vice Chairman of the Board effective February 12, 2025. Mr. Capel's annualized salary remained unchanged upon becoming Executive Chairman of the Board on May 13, 2025.
✓
The annualized base salary for our current President and CEO, Eric Clark, was established at $800,000.
✓
The annualized base salary for the remaining NEOs increased 4% on average over 2024.

Annual Cash Bonus

✓
Our annual cash bonus program was based on three performance measures: Target Revenue, new bookings from cloud solutions (New Cloud Bookings) and adjusted operating income (AOI), all as defined on page 39. Based on our 2025 financial performance, the NEOs earned 118% of their 2025 annual cash bonus targets compared to 127% for 2024.

Long-term Incentive Compensation

✓
Our 2025 long-term equity (Restricted Stock Unit) grants to our NEOs were 50% service-based RSUs and 50% performance-based RSUs with three performance measures: Target Revenue, New Cloud Bookings, and AOI. Based on our 2025 financial performance, the NEOs earned 118% for annual performance-based RSUs, compared to 127% for annual 2024.
✓
In January 2025, the Compensation Committee approved special retention grants of 50% service-based RSUs and 50% performance-based RSUs to members of our executive team, including our NEOs, except our CEOs. These awards follow the same performance measures as the 2025 annual grants and were approved in recognition of the successful achievement of the Company’s overall SaaS transition objectives. Based on our 2025 financial performance, the NEOs earned 118% for special retention performance-based RSUs.
✓
In July 2025, the Compensation Committee approved mid-year grants of 50% service-based RSUs and 50% performance-based RSUs for plan participants, excluding the CEOs. The performance measures were established on the second half of 2025 performance for Target Revenue, New Cloud Bookings, and AOI. The mid-year grant value was 25% of the total grant value of each participant's 2025 annual grant. These award amounts further the Company’s talent retention objectives and reinforce its commitment to its employees through equity participation and shared success. Based on our second half of 2025 financial performance, the plan participants earned 100% for mid-year 2025 performance-based RSUs.

Compensation Policies and Practices

Alignment between Company performance and executive compensation is the cornerstone of our executive compensation philosophy and program design. We also believe our overall governance of executive compensation is sound and reflects many best practices, including:

✓
Independent, non-executive Chairman of the Board or Lead Independent Director (1)
✓
Compensation Committee comprised solely of independent directors
✓
Compensation Committee engagement of external compensation consultant

33

✓
Capped incentive opportunities to mitigate concerns regarding excessive risk-taking for all employee participants
✓
Equity plan prohibition of stock option repricing and cash buyouts without shareholder approval for all employee participants
✓
“Double-trigger” change-in-control arrangements
✓
No excise tax gross-ups
✓
Limited executive perquisites
✓
Global Ethics and Compliance Code prohibits directors, officers, and employees from engaging in short sales of the Company’s securities or hedging or monetization transactions with respect to our securities (such as purchasing or selling puts or call options, prepaid variable forward contracts, equity swaps, collars, exchange funds, or similar transactions).
✓
Incentive-Based Compensation Recoupment (“clawback”) Policy

(1) Upon his retirement as President and CEO on February 12, 2025, Eddie Capel became Executive Vice-Chairman of the Board, and then, on May 13, 2025, the date of our 2025 Annual Meeting of Shareholders, became Executive Chairman of the Board, succeeding Chairman John Huntz upon his retirement from the Board. Also on May 13, 2025, Tom Noonan became Lead Independent Director. On January 1, 2026, Eddie Capel transitioned to non-executive Chairman of the Board and non-employee status. Tom Noonan continues to serve as the Board’s Lead Independent Director.

Compensation of our Chief Executive Officer

2025 CEO Succession

Mr. Clark. As discussed previously, the Board of Directors appointed Mr. Clark to succeed Mr. Capel as President and Chief Executive Officer of the Company effective February 12, 2025. Mr. Clark has entered into an employment agreement with the Company substantially in the form of the Company’s standard at-will executive employment agreement applicable to our NEOs, terms of which are described later in this Proxy Statement under the heading “Employment Agreements.”

Mr. Capel. In connection with Mr. Capel’s transition to Executive Vice-Chairman on February 12, 2025, and Executive Chairman on May 13, 2025, the Board adjusted Mr. Capel’s compensation package for 2025. Mr. Capel’s annual base salary was reduced to $507,500. Mr. Capel’s RSUs that were unvested as of January 23, 2025, will continue to vest in accordance with their terms. In 2025, Mr. Capel did not participate in the Company’s annual performance-based cash bonus plan and is not eligible to receive cash severance payments in connection with termination of his employment. Otherwise, during the rest of his employment in 2025, he participated in other benefit plans, programs and arrangements generally available to executives of the Company.

On October 15, 2025, the Board confirmed the expectation that Mr. Capel would transition to non-executive and non-employee status, effective January 1, 2026, and would continue as Chairman of the Board. Until his transition to non-executive and non-employee status, Mr. Capel’s employment with the Company was governed by the terms and conditions of his then-existing Executive Employment Agreement, dated October 24, 2018, as amended by the First Amendment to that Agreement, dated March 5, 2025, and effective as of February 12, 2025. Following his transition to non-executive status, effective on January 1, 2026, his compensation is determined by the Company’s standard non-employee director compensation policy.

2025 CEO Compensation

Our CEO participates in the same executive compensation programs as our other executive officers, including the other NEOs. In determining compensation for our CEO, the Compensation Committee considers the same information and factors used in determining compensation for the other NEOs, except that our CEO does not make a recommendation to the Compensation Committee for his own compensation.

Mr. Clark. For 2025, the Compensation Committee established Mr. Clark's annual base salary as $800,000, a target annual cash bonus opportunity of 100% of his base salary, and a $3,000,000 cash bonus paid in 3 equal installments (February 14th, 2025; July 14th, 2025; and February 14th, 2026) in connection with his election to CEO effective February 12, 2025. The Company granted Mr. Clark an annual equity award of 27,481 RSUs (50% service-based and 50% performance-based) and a new hire equity award of 43,969 RSUs (100% service-based). These awards and payments include compensation to replace compensation opportunities Mr. Clark would be forfeiting from his prior employer.

Mr. Capel. For 2025, the Compensation Committee revised Mr. Capel’s annual base salary from $725,000 to $507,500 and removed Mr. Capel's target annual cash bonus opportunity, in connection with his departure from CEO to Executive Vice-Chairman on

34

February 12, 2025, and to Executive Chairman on May 13, 2025. The Company granted Mr. Capel an annual equity award of 33,689 RSUs (50% service-based and 50% performance-based).

Based on our 2025 achievement against the performance measures under our short-term and long-term incentive programs (Target Revenue, New Cloud Bookings, and AOI, as defined on page 39, and achieved at 118%), Mr. Clark earned a cash bonus of $835,375, which is 118% of his target base salary, which was pro-rated based on his days of employment in 2025. Mr. Clark earned 118% of the performance-based component of his 2025 performance-based RSU award (which equaled 16,214 shares), which will vest over four years. Mr. Capel earned 118% of the performance-based component of his 2025 performance-based RSU award (which equaled 19,877 shares), which will vest over four years.

Determining Executive Compensation

The Role of the Compensation Committee

The Compensation Committee is responsible for determining the compensation of our executive officers, including the NEOs, and for administering our Equity Incentive Plan. The Compensation Committee currently consists of three non-employee Directors: Mss. Hollembaek and Sheer, and Mr. Noonan. The Compensation Committee’s overall objective is to establish a compensation policy that will (i) attract, retain, and reward executives who contribute to achieving our business objectives, (ii) motivate our executive officers to achieve those objectives, and (iii) align the interests of our executive officers with those of our long-term shareholders.

The Role of the Compensation Consultant

The Compensation Committee has the authority to retain compensation consultants and other advisors to assist it in performing its duties. In 2025, the Compensation Committee engaged Willis Towers Watson (through its subsidiary company Towers Watson Delaware Inc.) (“WTW”), as its compensation consultant. WTW reports to and is directed by the Compensation Committee. In general, the Compensation Committee directs WTW to provide periodic updates on market trends and developments, provide relevant and credible market data for assessing pay competitiveness, evaluate the alignment of the design of our executive compensation program with our business strategy, performance outcomes, and competitive pay practices. WTW participates in Compensation Committee meetings where the Committee makes substantive executive compensation decisions. The Company incurred approximately $85,000 in fees to WTW for those services provided in 2025.

In connection with its review of WTW’s independence, the Compensation Committee considered the six specific independence factors adopted by the SEC and the NASDAQ Stock Market and determined that WTW is independent. In conducting its review, the Committee considered that one or more WTW corporate affiliates provide the Company brokerage and other services related to the Company’s employee healthcare and other group benefits. The Company paid those affiliates for those services approximately $337,000 in 2024 and $736,000 in 2025, as the increase in 2025 was driven by the Company's unusual health insurance claim, which was settled in 2025. The Committee anticipates paying similar amounts as 2024 in 2026. In concluding that the provision to the Company of healthcare and other group benefits services by those WTW affiliates does not constitute a conflict of interest that would compromise WTW’s independence, the Committee considered the following WTW representations and other information obtained as part of its due diligence:

✓
WTW has separated its compensation consulting services into a single, segregated business unit within WTW.
✓
The Committee was solely responsible for the decision to engage WTW, the Committee made its decision independent of any influence from others at the Company, and the Committee conducted its independence review prior to finalizing the engagement.
✓
WTW has represented that:
o
WTW has in place safeguards between its executive compensation consultants serving our Compensation Committee and the brokerage services provided to the Company to prevent any compromise of the independence of WTW’s executive compensation services.
o
Neither WTW’s lead executive compensation advisor for our engagement nor any member of that lead advisor’s team participates in any activities related to the brokerage services provided by the WTW brokerage services affiliate to the Company.
o
Individuals who are not part of the executive compensation consulting team for our Compensation Committee (other than designated quality reviewers) are precluded from involvement in the development of recommendations regarding the compensation of the Company’s executive officers and directors.

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o
WTW executive compensation consultants who advise our Compensation Committee on the compensation of executive officers and directors may not serve in broader relationship-management roles for our Company.
o
The compensation paid to WTW executive compensation consultants is not directly tied to the fees paid, or to the expansion of the fees paid, by the Company, and the WTW executive compensation advisors receive no direct incentives based on other WTW services to the Company.
✓
WTW’s executive compensation associates are subject to their comprehensive Code of Business Conduct, which addresses conflicts of interest, and in that regard, WTW has represented that (i) the advice rendered by WTW to our Compensation Committee is not influenced by any other WTW work for the Company and (ii) the executive compensation consulting approaches that WTW follows and conclusions they reach are unaffected by the number or magnitude of any other services WTW provides to the Company.
✓
Company management purchases the brokerage services from the WTW brokerage services affiliate in the ordinary course of business, and manages the relationship with that affiliate, without involvement of our Compensation Committee.

The Role of Senior Management

Our CEO generally makes recommendations to the Compensation Committee regarding compensation for the NEOs other than himself. Our CFO and Human Resources department support our CEO with data, analysis, and advice in formulating specific compensation recommendations. The Chief Legal Officer generally attends Compensation Committee meetings, prepares meeting minutes and resolutions, and is available for legal counsel as required.

Competitive Market Data

The Compensation Committee considers competitive market data when making pay determinations for our executive officers, including the NEOs. This is only one of many factors the Committee considers when making pay determinations, and the Committee does not benchmark or target a precise percentile or pay level relative to this information. Instead, the Compensation Committee uses this information as a general guide to determine if our executive compensation levels in the aggregate and by element are within a reasonable range compared with similar companies.

The precise nature of our competitive market analysis varies each year based on the needs of the Company and the Compensation Committee in making pay determinations. Generally, the Committee evaluates competitive market practices using data drawn from both a group of peer companies. For purposes of determining 2025 compensation, the Compensation Committee used a peer group comprising the following companies:

Company Name (1)(2)	Company Ticker	Revenue ($ MM) Last 4Q as of 09/30/24 (3)	Market Cap ($BB) September 2024 (3)
Manhattan Associates, Inc.	MANH	$997	16.8
ACI Worldwide, Inc.	ACIW	1,529	5.3
AppFolio, Inc.	APPF	1,127	8.4
Aspen Technology, Inc.	AZPN	1,127	14.8
Blackbaud, Inc.	BLKB	1,139	4.2
Dayforce Inc.	DAY	1,632	9.6
Commvault Systems, Inc.	CVLT	866	6.5
Dynatrace, Inc.	DT	1,497	15.5
Elastic N.V.	ESTC	1,321	7.7
Fair Isaac Corporation	FICO	1,653	47.0
Guidewire Software, Inc.	GWRE	980	15.0
HubSpot, Inc.	HUBS	2,394	27.0
Paylocity Holding Corporation	PCTY	1,403	9.1
PTC Inc.	PTC	2,219	21.1
Qualys, Inc.	QLYS	581	4.7
Q2 Holdings, Inc.	QTWO	655	4.7
Smartsheet Inc.	SMAR	1,042	7.7
SPS Commerce, Inc.	SPSC	584	7.2
Tyler Technologies, Inc.	TYL	2,029	24.7
Workiva Inc.	WK	678	4.2

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(1)
Ceridian HCM changed named to Dayforce, Inc.
(2)
For the 2025 market analysis used in establishing target executive compensation for 2026, the Committee approved changes to the peer group adding Bentley Systems and removing Aspen Technology and Smartsheet (both companies had been acquired).
(3)
Revenue and market cap data from S&P Capital IQ as reported on 9/30/24; market cap based on average closing stock price during September 2024.

The Compensation Committee annually reviews pay and performance data from the compensation peer group as well as pay data from various compensation surveys. Both the peer group and survey data included companies that were comparable to the Company with respect to revenue level, market capitalization, industry segment, and competitive employment market. The specific peer companies, survey sources, and forms of analysis change from year to year based on the best available data and the key priorities of the Compensation Committee. The Committee considered this information along with other relevant information, such as the Company’s performance and that of each executive officer. Our CEO also presented recommendations to the Compensation Committee for our executive officers (other than himself). No other executive officer has direct input to the Compensation Committee regarding the compensation of the NEOs.

Shareholder Advisory Vote on Named Executive Officers Compensation

Our Board values your opinions as expressed through our shareholders' Say-on-Pay voting and other communications with us. In 2025, holders of approximately 91% of our shares of Common Stock voting on our 2025 Say-on-Pay proposal approved of our executive compensation program for our NEOs.

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Principal Elements of Executive Compensation

We compensate our executive officers with a combination of base salary and short and long-term incentives designed to focus their efforts on maximizing both our short and long-term financial performance. The executive compensation program includes the following: (i) base salary, (ii) annual cash bonus, (iii) long-term incentive compensation in the form of equity awards, and (iv) other benefits. Each executive officer’s compensation package is designed to provide a mix of these elements, which the Compensation Committee believes provides a level of compensation roughly equivalent to that paid by companies of similar size and complexity and that balances short-term and long-term performance and reward objectives.

Base Salary

Minimum salaries for the NEOs are established in their employment agreements. The Compensation Committee annually reviews the base salaries of the NEOs for adjustment. When establishing base salaries of our executive officers for 2025, the Compensation Committee considered competitive market data (drawn from compensation survey data and the compensation peer group), as well as a variety of other factors, including global macro-economic conditions, market developments, our past financial performance and future expected performance, the performance of the executives, changes in the executives’ responsibilities, the CEO’s recommendations (other than for his own base salary) and cost-of-living and other local geographic considerations, where applicable. The actual base salaries paid to the NEOs in 2025 are disclosed in the Summary Compensation Table.

Annual Cash Bonus Program

The following table sets forth each NEO’s target annual cash bonus, payout amount, and payout percentage actually earned in 2025.

		2025 Annual Cash Bonus Program Target vs. Payout
Name	Title	Target	Payout	Payout % (1)
Eric A. Clark (2)	President and Chief Executive Officer, and Director	706,667	835,375	118%
Dennis B. Story	EVP, Chief Financial Officer, and Treasurer	395,000	466,100	118%
Bruce S. Richards	SVP, Chief Legal Officer, and Secretary	245,000	289,100	118%
Robert G. Howell	EVP, Chief Sales Officer	428,000	505,040	118%
J. Stewart Gantt	EVP, Professional Services	371,000	437,780	118%

________________________________________________________________________________________

(1)
See the table entitled “Annual Cash Bonus Program Design for 2025” on page 40 to see how we calculate the 2025 annual bonus.
(2)
Mr. Clark's target bonus was pro-rated based on his days of employment in 2025.

The target annual cash incentive opportunity as a percent of annual base salary for each of our NEOs in fiscal year 2025 was as follows:

Name	Fiscal Year 2024 Target Annual Incentive as Percent of Base Salary (%)	Year Over Year Percentage Change	Fiscal Year 2025 Target Annual Incentive as Percent of Base Salary (%)
Eddie Capel	100%	-100%	0%
Eric A. Clark	N/A	N/A	100%
Dennis B. Story	77%	1%	78%
Bruce S. Richards	61%	1%	62%
Robert G. Howell	100%	-3%	97%
J. Stewart Gantt	82%	2%	84%

The purpose of the Company’s annual cash bonus program is to align short-term incentive bonuses with the achievement of annual corporate performance. Each plan participant has a target bonus, which is expressed as a percentage of their base salary, and the actual bonus they receive is based on the Company’s level of achievement against three performance measures.

Annual Performance-based Metrics

For all the NEOs, as well as all other employee participants in the program during 2025, the Compensation Committee used Target Revenue, New Cloud Bookings, and AOI as the corporate performance measures to determine the performance-based compensation (see definitions below). The Compensation Committee believes the combination of Target Revenue, New Cloud Bookings, and AOI creates the proper balance for motivating and rewarding profitable growth in the near-term that will translate into strong returns for

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shareholders over the long-term. The Compensation Committee excluded individual performance from the performance-based compensation measures for all program participants to focus and reward the team for collectively achieving our overall financial objectives.

For purposes of the 2025 performance-based compensation (cash bonus and performance-based RSUs), for all plan participants:

✓
As defined in the program, “Target Revenue” is, in effect, consolidated revenue excluding revenue from hardware sales and billed travel, to minimize risk of low margin revenue lines skewing incentive plan payout percentages.
✓
As defined in the program, New Cloud Bookings quantifies or credits new cloud subscription transactions. For bonus purposes, this measure is calculated as the total new bookings value of all new contracts for cloud solutions closed during the period.
✓
As defined in the program, AOI excludes the following items from GAAP operating income: amortization of intangible assets, equity-based compensation expenses, an unusual health insurance claim, restructuring charges, and asset impairment charges and related recoveries. For 2025, the exclusions necessary were equity-based compensation expenses and an unusual health insurance claim.
✓
Consistent with prior years, all results were determined on a constant currency basis (i.e., actual financial results are translated to U.S. dollars at budgeted U.S. dollar exchange rates).

Regarding our use of AOI, we use AOI to evaluate our overall business performance, and we believe AOI is useful for us, and our investors, when assessing our performance versus other software companies. Our January 27, 2026, earnings press release, attached to our Current Report on Form 8-K of the same date, included a full reconciliation from 2025 GAAP operating income to 2025 AOI (non-GAAP operating income).

Regarding the establishment of the specific Target Revenue, New Cloud Bookings, and AOI performance measures for 2025, the Compensation Committee reviewed and considered senior management’s proposed 2025 budget and the critical assumptions underlying the final budget. In preparing the budget, senior management considered a variety of factors, including but not limited to: global economic trends, our business transition to cloud solutions, supply chain management information-technology investment and growth trends as published by leading industry analysts, the competitive position of our software products, the level of investment in product development needed to maintain sustainable competitive advantage, and historical financial performance. Senior management considers those factors in the context of the key objective of extending the Company’s position as a leading global supply chain commerce solutions provider. The Compensation Committee also considered the degree of difficulty and probability of achieving the performance levels and set these levels so that the relative difficulty of achieving them were consistent with prior years.

For the 2025 performance-based compensation, the Compensation Committee weighted the corporate performance measures as follows: Target Revenue – 25%; New Cloud Bookings – 25%; AOI – 50%. For each measure, the Committee established performance ranges, with each range having a minimum performance threshold, performance target, and performance maximum. For each performance measure, achievement at the performance target pays out 100% of a target bonus payout for that measure, achievement at or below the minimum performance threshold pays out zero for that measure, and achievement at or above the performance maximum pays out 175% of the target payout for that measure. We determine the percentage for achievement between the minimum performance threshold and target, or between target and the performance maximum, by linear interpolation. The annual percentage under the plan is the weighted average of the performance percentages for the three performance measures. The Compensation Committee has discretion to adjust final amounts, which it did not exercise in 2025.

For 2025, as in prior years, the Committee established quarterly minimum performance thresholds and targets adding up to the annual thresholds and targets for the performance-based compensation, so that plan participants could earn and receive interim quarterly cash bonus installments, provided that those payments could not exceed the respective quarterly targets. Because of that, it was possible plan participants could receive some level of cash bonus even if full-year minimum thresholds ultimately were not met, and it was possible that, if the annual target performance levels were achieved, the final quarterly cash bonus installment could exceed target for the final quarter. Unlike the cash bonus quarterly installments, the performance-based RSUs are awarded on an annual basis based on the annual percentage achieved.

For 2025, the Committee also established mid-year performance-based RSUs for plan participants, excluding the CEOs, equal to 25% of the grant value of the participant's 2025 annual performance-based RSUs. The Committee established performance thresholds based on the second half of 2025, as detailed in the mid-year metrics table below. The mid-year performance-based RSUs vest on the same dates as the 2025 annual performance-based RSUs.

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The following table provides the 2025 annual performance-based payout levels as a percentage of the performance targets for Target Revenue, New Cloud Bookings, and AOI.

Annual Performance-based Metrics for 2025

	Amount	Participant Bonus Payout % of Target	Actual Payout % Earned	Payout Weight	Weighted Actual Payout % Earned
Target Revenue ($ in millions) - Weighting 25%
Threshold goal	$972.0	0%
Target goal	1,034.5	100%
Maximum goal	1,096.0	175%

2025 Bonus Revenue - Earned	$1,031.4		95%	25%	23.8%

New Cloud Bookings - Weighting 25%
2025 Bonus New Cloud Bookings - Earned	*		137%	25%	34.2%

Adjusted Operating Income (AOI) ($ in millions) - Weighting 50%
Threshold goal	$337.0	0%
Target goal	360.0	100%
Maximum goal	431.0	175%

2025 Bonus AOI - Earned	$379.6		121%	50%	60.4%

Total Combined Actual Payout % Earned [(95% x 25%) + (137% x 25%) + (121% x 50%)] = 118%					118%

* We do not disclose the New Cloud Bookings performance target and actual level achieved. We believe that disclosure would provide our competitors with insight into our operations, resulting in serious competitive harm. The Compensation Committee set the New Cloud Bookings target based on our historical results, growth rates, and expected future results, and intended for it to require significant effort to achieve.

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The following table provides the metrics for the 2025 mid-year performance-based RSUs as a percentage of the performance targets for Target Revenue, New Cloud Bookings, and AOI.

Mid-year Performance-based Metrics for 2025

	Amount	Participant Bonus Payout % of Target	Actual Payout % Earned	Payout Weight	Weighted Actual Payout % Earned
Target Revenue ($ in millions) - Weighting 25%
Threshold goal	$492.6	0%
Target goal	524.5	100%
Maximum goal	555.3	175%

2025 Bonus Revenue - Earned	$516.9		76%	25%	19.1%

New Cloud Bookings - Weighting 25%
2025 Bonus New Cloud Bookings - Earned	*		117%	25%	29.3%

Adjusted Operating Income (AOI) ($ in millions) - Weighting 50%
Threshold goal	$173.6	0%
Target goal	188.0	100%
Maximum goal	223.5	175%

2025 Bonus AOI - Earned	$189.2		102%	50%	51.2%

Total Combined Actual Payout % Earned [(76% x 25%) + (117% x 25%) + (102% x 50%)] = 100%					100%

* We do not disclose the New Cloud Bookings performance target and actual level achieved. We believe that disclosure would provide our competitors with insight into our operations, resulting in serious competitive harm. The Compensation Committee set the New Cloud Bookings target based on our historical results, growth rates, and expected future results, and intended for it to require significant effort to achieve.

Long-term Incentive Compensation

The following table sets forth each NEO’s target annual long-term incentive opportunity, earned amounts at December 31, 2025, and change in total value percentages in 2025. The closing market price of the Company’s Common Stock on December 31, 2025, was $173.31, representing a 36% decrease since December 31, 2024, and compares to a return of 21% for the NASDAQ Composite and 29% for the NASDAQ Computer Index.

2025 Long-Term Incentive Compensation Target vs. Payout
	Target (1)			Earned Value at 12/31/2025 (2)			% Change
Name	RSU (3)	PSU (4)	Total	RSU (3)	PSU (4)	Total	Total
Eddie Capel	$4,799,866	$4,800,151	$9,600,017	$2,919,234	$3,444,883	$6,364,117	-34%
Eric A. Clark	2,499,993	2,500,175	5,000,168	2,381,279	2,810,048	5,191,327	4%
Dennis B. Story	2,857,508	2,857,736	5,715,244	1,826,514	2,075,734	3,902,248	-32%
Bruce S. Richards	1,089,717	1,089,945	2,179,662	696,533	791,680	1,488,213	-32%
Robert G. Howell	3,140,010	3,140,522	6,280,532	2,007,103	2,281,106	4,288,209	-32%
J. Stewart Gantt	3,140,010	3,140,522	6,280,532	2,007,103	2,281,106	4,288,209	-32%

______________

(1)
These columns represent the aggregate grant date fair value for service-based and performance-based RSU awards in 2025. We determined these award fair values based the closing market price of the Company’s Common Stock on the date of grant, which were $284.96 as of January 23, 2025 for annual grants, except for Mr. Clark's annual awards which were $181.95 as of February 12, 2025; and $227.94 as of July 30th, 2025 for mid-year grants for NEOs other than the CEOs.
(2)
These columns represent amounts earned, valued at $173.31, the closing market price of the Company’s Common Stock on December 31, 2025. We achieved a payout of 118% and 100% of the target for the annual and mid-year performance-based components of our long-term equity program, respectively. The service-based and performance-based RSUs vest in four equal annual installments commencing in the year following the date of grant.
(3)
Represents service-based restricted stock units.
(4)
Represents performance-based restricted stock units, sometimes referred to in this Proxy Statement as PSUs.

We use equity awards to provide incentives to improve our financial performance and to assist in the recruitment, retention, and motivation of professional, managerial, and other personnel. These long-term incentives are designed to align the interests of our

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executive officers and other employee plan participants with those of our shareholders to enhance our overall value, the market price of the Common Stock, and as a result, our shareholders’ return. In addition, the vesting of equity incentives over time is designed to create an incentive for our people to remain with us. We grant RSUs to our executive officers and select other employees on an ongoing basis to provide continuing incentives to them to meet future performance goals and to remain with the Company.

Equity-based compensation is an important component of our executive compensation program. In setting the form and level of the equity awards for the NEOs, the Compensation Committee considers the CEO’s recommendations, the executive officer’s performance, and a variety of other factors including:

✓
Market-competitive levels of total compensation, particularly for our peer group
✓
Market-competitive levels and forms of equity-based compensation
✓
Alignment with company performance and shareholder value
✓
The retention strength provided by outstanding and unvested equity awards held by the executives
✓
Global macro-economic conditions
✓
Our recent performance and trends
✓
The executive’s recent performance and potential future contribution
✓
The resulting annual grant rate from all awards
✓
The availability of shares under our shareholder approved equity plan
✓
Our cost and its alignment with participant value

There is no precise formula or weighting applied to these factors as changing business conditions, competitive market practices, and regulations necessitate differing priorities to maximize effectiveness while minimizing cost and dilution.

During 2025, the Company granted to the NEOs an aggregate of 75,446 RSUs, 50% service-based and 50% performance-based. In approving the individual award levels for the annual and mid-year NEO grants, the Compensation Committee also reviewed aggregate grant levels for all recipients to ensure the grant rate was within competitive norms and sustainable over time.

The annual awards granted in 2025 vest in four equal annual increments starting on or about the first anniversary of the grant date, with the performance portion tied to the same Target Revenue, New Cloud Bookings, and AOI performance measures and ranges for fiscal year 2025, as established for the annual cash bonus plan discussed above. The mid-year awards granted in 2025 vest over the same period as the 2025 annual awards, with the performance portion tied to the Target Revenue, New Cloud Bookings, and AOI performance measures and ranges for the second half of 2025. Our performance goals are focused on internal key financial metrics that drive long-term value creation, such as Target Revenue, New Cloud Bookings, and AOI. Our past financial performance demonstrates, and we fully expect, that meeting these metrics will over time translate into increased shareholder value. For equity-based awards, our share price ultimately should reflect whether we have executed this strategy successfully, and we intend that the four-year vesting schedule for equity grants will ensure our officers maintain a long-term perspective. A look at our historical stock prices over the last 10 years shows a growth rate of 162%, from a stock price of $66.17 on December 31, 2015, to $173.31 on December 31, 2025, after giving effect to stock splits during this period. We believe this growth demonstrates that the achievement of our performance goals over this period resulted in creation of long-term value for our shareholders. Our long-term strategy emphasizes continued growth through a capital allocation approach coupling investment in innovation with a disciplined return of capital to shareholders self-funded through free cash flow.

We intend the performance-based RSUs primarily to provide our executive officers with incentives to improve our performance, as they benefit from these awards only if we meet the pre-established financial goals specified in the awards in the year granted. Executive officers earn the 2025 performance-based RSU awards, in whole or in part, based on our attainment of the same annual Target Revenue, NACV, and AOI performance goals as established for the 2025 annual cash bonus program. For 2025, the Compensation Committee weighted the corporate performance measures as follows: Target Revenue – 25%; New Cloud Bookings – 25%; AOI – 50%. For each measure, the Committee established performance ranges, with each range having a minimum performance threshold, target threshold, and performance maximum. For each performance measure, achievement at the target threshold results in the executive earning 100% of the number of performance-based RSUs granted to them, achievement at or below the minimum performance threshold results in the executive earning zero performance-based RSUs for that measure, and achievement at or above the performance maximum results in the executive earning 175% of the number of performance-based RSUs granted. We determine the percentage of the performance-based RSUs earned for achievement between the minimum performance threshold and target, or between target and the performance maximum, by linear interpolation. The total percentage of performance-based RSUs earned is the

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weighted average of the performance percentages for the three performance measures. Under the 2025 program, for an executive to earn any of their performance-based RSUs, we were required to exceed one or more of the minimum performance thresholds.

Based on our financial performance in 2025, the named executive officers earned 118% and 100% of the annual and mid-year granted performance-based RSUs, respectively. The minimum performance threshold, performance target, and performance maximum for the annual and mid-year 2025 performance measures, as well as our actual performance, are the same as set forth in the tables “Annual Performance-based Metrics for 2025” and “Mid-year Performance-based Metrics for 2025.”

Perquisites and Other Personal Benefits.

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites or other personal benefits to our executive officers, including the NEOs, except in situations where we believe it is appropriate to assist an individual in the performance of their duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.

If an executive officer or other employee qualifies to attend our annual sales-oriented President’s Club event and incurs an income tax liability associated with their attendance and the attendance of their spouse, we provide a tax “gross-up” payment to offset that liability. During 2025, we provided a tax gross-up payment with respect to this event to Messrs. Capel and Howell.

Health and Welfare Benefits.

We offer standard Company health and welfare benefits to the NEOs as a safety net against the financial catastrophes that can result from illness, disability, or death. The benefits offered to the NEOs are substantially the same as those offered to all our regular employees, except that certain of the NEOs have been provided an arrangement under which the Company pays the premiums on term life insurance on their lives during their continued employment with the Company. During 2025, we paid term life insurance premiums, including income tax “gross-ups” with respect to those premiums, for Messrs. Capel, Story, Richards, Howell, and Gantt.

Our tax-qualified deferred-compensation Section 401(k) Savings Plan covers all our eligible full-time employees. Under the plan, participants may elect to contribute, through salary deductions, up to 60% of their annual compensation, subject to a maximum of $23,500, or $30,500 for employees who are at least 50 years old. We provide 50% matching contributions up to the first 6% of salary contributed under the plan. The plan is designed to qualify under Section 401 of the Internal Revenue Code so that our employees’ and our contributions, and income earned on those contributions, are not taxable to employees until withdrawn from the plan, and so that the Company’s contributions are deductible when made. We do not provide any form of non-qualified deferred compensation program.

Other considerations

Employment Agreements

Messrs. Capel, Clark, Story, Richards, Howell, and Gantt, are all parties to employment agreements with the Company. (Mr. Capel’s agreement was amended effective February 2025 in conjunction with his departure from the President and Chief Executive Officer role as described above under “Executive Compensation—Compensation Discussion and Analysis—Compensation of our Chief Executive Officer.”) The NEOs’ employment agreements are substantially identical, except for their job titles and their stated specific annual base salaries and bonus target amounts.

Each agreement provides that the NEO will be (i) paid an annual base salary, (ii) eligible for an annual performance-based bonus, (iii) eligible for equity awards that reflect their position, duties, and responsibilities, (iv) eligible to participate in all other benefit plans, programs, and arrangements generally available to executives of the Company, (v) provided an indemnification agreement, under which the Company will indemnify the executive to the full extent permitted by law with respect to any claim arising out of the executive’s service as an officer, director, or employee of the Company, and (vi) covered by a director and officers liability insurance policy. As set forth in the agreements, the minimum annual base salaries of Messrs. Capel, Clark, Story, Richards, and Howell, and Gantt, are $507,500, $800,000, $402,000, $320,000, $323,000, and $315,000, respectively. Each NEO’s annual base salary is subject to increases or decreases at the discretion of the Board or Compensation Committee.

Each agreement further provides that the NEO or the Company may terminate that officer’s employment at any time. If the Company terminates the NEO’s employment for reasons other than death, disability, or “cause” (as defined in the agreement) or if there is a “constructive termination” of the executive officer’s employment (as defined in the agreement), the officer will be entitled to certain severance payments and benefits. Those payments and benefits are described below in the section entitled Potential Payments upon

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Termination, and that section also contains an estimate of the potential payments and benefits payable under these arrangements assuming a termination as of the end of 2025.

In general, severance payments to a NEO are limited such that they will not receive any “parachute payment” as described in Sections 280G and 4999 of the Internal Revenue Code. The NEO is required to provide the Company with a general release of all claims to receive any severance payments or benefits.

The agreements contain provisions requiring the NEO to protect the proprietary and confidential information of the Company. In addition, for a period of 12 months after termination of employment for any reason (or, if later, the last date any severance payments are due), the NEO agrees not to solicit the Company’s customers or solicit or hire away the Company’s employees and is prohibited from performing duties of the type performed for the Company for a competing business owned by any of a designated group of companies. The NEO also agrees to assign to the Company all patents, inventions, copyrights, and other intellectual property developed by them in the course of their employment.

Incentive Compensation Recoupment Policy

Our Board of Directors adopted an enhanced Incentive Compensation Recoupment Policy—also known colloquially as a “clawback” policy in 2023, in accordance with the latest Securities and Exchange Commission rules and NASDAQ listing standards, a copy of which is publicly filed with our 2023 Annual Report on Form 10-K. Pursuant to our Incentive Compensation Recoupment Policy, incentive-based compensation awarded to, earned by, or vested with any of our current or former executive officers is subject to recoupment by the Company to the extent it exceeds the compensation that properly would have been awarded to, earned by, or vested with that current or former executive officer but for accounting errors impacting the calculation of that compensation, and which are subject of an accounting restatement required to be prepared by the Company. Under the Policy, any recoupment is limited to excess compensation received by the current or former executive officer during the three completed fiscal years preceding the date the Company is required to prepare the accounting restatement. No finding of fault of the current or former executive officer is required. The Compensation Committee of the Board has the exclusive power and authority to administer the Policy, including to interpret the Policy’s provisions and to make all determinations deemed necessary or advisable for the Policy’s administration.

Income Tax Deductibility

Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to public companies for compensation paid to certain current and former executive officers to the extent that compensation exceeds $1 million to the executive in the taxable year. While our Compensation Committee is aware of the benefits of income tax deductibility, the Company’s executive officer compensation plans generally include nondeductible compensation as a means to best achieve the Company’s compensation objectives, including to offer market competitive compensation and to pay for performance.

Equity Award Timing Policies

Generally (including in 2025), our Compensation Committee approves annual equity grants (such as RSUs and PSUs) to our executive officers at their first regularly scheduled meeting of the year, which is scheduled long in advance. Additionally in July 2025, our Compensation Committee approved mid-year equity grants to our executive officers, excluding the CEOs. We do not time material non-public information (MNPI) disclosure for purposes of affecting the value of executive compensation. The Board and Committee do not take MNPI into account when determining the timing and terms of awards. The Company does not currently grant awards of stock options, stock appreciation rights, or similar option-like instruments.

Limitation of Liability and Indemnification of Officers and Directors

The Company’s Articles of Incorporation provide that the liability of the Directors to the shareholders for monetary damages will be limited to the fullest extent permissible under Georgia law. This limitation of liability does not affect the availability of injunctive relief or other equitable remedies.

The Company’s Bylaws provide that the Company will indemnify each of its officers, Directors, employees, and agents to the extent they are or were a party, or are threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative because they are or were a Director, officer, employee, or agent of the Company, against reasonable expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with such action, suit, or proceeding; provided, however, that no indemnification will be made for:

✓
any appropriation, in violation of their duties, of any business opportunity of the Company;

44

✓
acts or omissions that involve intentional misconduct or a knowing violation of law;
✓
any liability under Section 14-2-832 of the Georgia Business Corporation Code, which relates to unlawful payments of dividends and unlawful stock repurchases and redemptions; or
✓
any transaction from which they derived an improper personal benefit.

The Company has entered into indemnification agreements with its Officers and Directors providing indemnification similar to that provided in the Bylaws.

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of the Company’s 2026 Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2026 Proxy statement (and in the Company’s Annual Report on Form 10-K through incorporation by reference to the Proxy Statement).

Compensation Committee

Charles E. Moran, Chairman
Edmond I. Eger Thomas E. Noonan

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

45

Compensation Tables

2025 Summary Compensation Table

The following table sets forth, for the three years ended December 31, 2025, the total compensation earned by the named executive officers.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)		Total

Eddie Capel	2025	$543,750	-	$9,600,017	-	$58,093	(6)	$10,201,860
Executive Chairman of the Board;	2024	725,000	-	9,100,094	$920,750	43,831		10,789,675
Former President and Chief Executive Officer	2023	700,000	-	8,500,111	1,113,900	49,445		10,363,456

Eric A. Clark	2025	$710,000	$2,100,000	$13,000,328	$835,375	$51,825	(7)	$16,697,528
President and Chief Executive Officer
Director

Dennis B. Story	2025	$507,250	-	$5,715,244	$466,100	$23,410	(8)	$6,712,004
Executive Vice President, Chief	2024	493,000	-	1,950,114	482,600	35,369		2,961,083
Financial Officer, and Treasurer	2023	473,000	-	1,850,037	576,700	34,856		2,934,593

Bruce S. Richards	2025	$398,250	-	$2,179,662	$289,100	$10,386	(9)	$2,877,398
Senior Vice President, Chief	2024	387,000	-	700,024	299,720	35,319		1,422,063
Legal Officer, and Secretary	2023	367,000	-	660,105	355,500	34,836		1,417,441

Robert G. Howell	2025	$439,000	-	$6,280,532	$505,040	$43,201	(10)	$7,267,773
Executive Vice President,	2024	410,000	-	1,600,210	523,240	34,916		2,568,366
Chief Sales Officer	2023	390,000	-	1,500,020	620,940	34,401		2,545,361

J. Stewart Gantt	2025	$443,750	-	$6,280,532	$437,780	$25,157	(11)	$7,187,219
Executive Vice President,	2024	425,000	-	1,500,020	482,600	25,060		2,432,680
Professional Services	2023	385,000	-	1,150,002	576,700	24,706		2,136,408

______________

(1)
2025 salary increases for NEOs, excluding our CEOs, were effective April 1, 2025, in contrast to prior years where annual salary increases were effective January 1.
(2)
The amounts in this column represent special cash bonuses for Mr. Clark's appointment to CEO, which include (i) $100,000 relocation bonus and (ii) $3,000,000 bonus paid in 3 equal installments on February 14th, 2025; July 14th, 2025; and February 14th, 2026, of which $2,000,000 was paid in 2025.
(3)
The amounts in this column represent the aggregate grant date fair value for the stock awards (service-based and performance-based RSUs) granted in accordance with ASC Topic 718. We determined these fair values based on the assumptions set forth in the Company’s 2025 Annual Report on Form 10-K (Note 2, Equity-Based Compensation). Assuming the highest level of performance is achieved under the applicable performance conditions, the maximum grant date fair value of the performance-based RSUs granted to the NEOs in 2025 is: (i) in the case of Mr. Capel, $8,400,335; (ii) in the case of Mr. Clark, $4,375,352; (iii) in the case of Mr. Story, $5,001,038; (iv) in the case of Mr. Richards, $1,907,418; (v) in the case of Mr. Howell, $5,496,113; (vi) and in the case of Mr. Gantt, $5,496,113.
(4)
Represent amounts earned under our annual cash bonus program in the applicable year, regardless of whether we paid those amounts prior to the end of such year.
(5)
The amounts in this column represent the Section 401(k) matching or similar Company contribution, tax “gross-up” payments on behalf of NEOs as discussed in the Compensation Discussion and Analysis section, and company-paid term life insurance premiums for the benefit of Messrs. Capel, Clark, Story, Richards, Howell, and Gantt.
(6)
This amount represents: (i) the Company’s contributions to Mr. Capel’s account under its Section 401(k) plan in the amount of $10,500; (ii) Company-paid term life insurance premiums in the amount of $15,169; and (iii) tax "gross-up" payments in the amount of $32,424.
(7)
This amount represents: (i) the Company’s contributions to Mr. Clark's account under its Section 401(k) plan in the amount of $10,500; (ii) Company-paid term life insurance premiums in the amount of $25,064; and (iii) tax "gross-up" payments in the amount of $16,262.
(8)
This amount represents: (i) the Company’s contributions to Mr. Story’s account under its Section 401(k) plan in the amount of $10,500; (ii) Company-paid term life insurance premiums in the amount of $7,160; and (iii) tax "gross-up" payments in the amount of $5,750.
(9)
This amount represents the Company’s contributions to Mr. Richards’s account under its Section 401(k) plan in the amount of $10,386.
(10)
This amount represents: (i) the Company’s contributions to Mr. Howell’s account under its Section 401(k) plan in the amount of $10,500; (ii) Company-paid term life insurance premiums in the amount of $6,910; and (iii) tax "gross-up" payments in the amount of $25,791.
(11)
This amount represents the Company’s contributions to Mr. Gantt's account under its Section 401(k) plan in the amount of $10,500; (ii) Company-paid term life insurance premiums in the amount of $8,129; and (iii) tax "gross-up" payments in the amount of $6,528.

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2025 Grants of Plan-Based Awards Table

The following table provides information about our 2025 annual cash bonus opportunities and the equity awards granted to our named executive officers during the year ended December 31, 2025.

Plan-Based Compensation
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Stock Awards: Number of Stock	Grant Date Fair Value of Stock
Name	Award Type	Grant Date	Target ($)	Maximum ($)	Target (#)	Maximum (#)	Units(3) (#)	Awards(4) ($)
Eddie Capel	Cash Bonus	1/23/2025	-	-	-	-	-	-
	Service-based RSUs	1/23/2025	-	-	-	-	16,844	4,799,866
	Performance-based RSUs	1/23/2025	-	-	16,845	29,479	-	4,800,151

Eric A. Clark	Cash Bonus	2/12/2025	706,667	1,236,667	-	-	-	-
	Service-based RSUs	2/12/2025	-	-			13,740	2,499,993
	Performance-based RSUs	2/12/2025	-	-	13,741	24,047	-	2,500,175
	Special Service-based RSUs	2/12/2025	-	-	-	-	43,969	8,000,160

Dennis B. Story	Cash Bonus	1/23/2025	395,000	691,250	-	-	-	-
	Service-based RSUs	1/23/2025	-	-	-	-	7,984	2,275,121
	Performance-based RSUs	1/23/2025	-	-	7,984	13,972	-	2,275,121
	Service-based RSUs	7/30/2025	-	-	-	-	2,555	582,387
	Performance-based RSUs	7/30/2025	-	-	2,556	4,473	-	582,615

Bruce S. Richards	Cash Bonus	1/23/2025	245,000	428,750	-	-	-	-
	Service-based RSUs	1/23/2025	-	-	-	-	3,045	867,703
	Performance-based RSUs	1/23/2025	-	-	3,045	5,329	-	867,703
	Service-based RSUs	7/30/2025	-	-	-	-	974	222,014
	Performance-based RSUs	7/30/2025	-	-	975	1,706	-	222,242

Robert G. Howell	Cash Bonus	1/23/2025	428,000	749,000	-	-	-	-
	Service-based RSUs	1/23/2025	-	-	-	-	8,773	2,499,954
	Performance-based RSUs	1/23/2025	-	-	8,774	15,355	-	2,500,239
	Service-based RSUs	7/30/2025	-	-	-	-	2,808	640,056
	Performance-based RSUs	7/30/2025	-	-	2,809	4,916	-	640,283

J. Stewart Gantt	Cash Bonus	1/23/2025	371,000	649,250	-	-	-	-
	Service-based RSUs	1/23/2025	-	-	-	-	8,773	2,499,954
	Performance-based RSUs	1/23/2025	-	-	8,774	15,355	-	2,500,239
	Service-based RSUs	7/30/2025	-	-	-	-	2,808	640,056
	Performance-based RSUs	7/30/2025	-	-	2,809	4,916	-	640,283

_________________

(1)
These columns represent the target and maximum annual cash bonus opportunities under the Company’s annual cash bonus program for 2025. Refer to page 38 for discussion of the Company’s annual cash bonus program. Based on our financial performance in 2025, the NEOs earned 118% of the annual cash bonus target. The actual cash bonuses paid to the NEOs for 2025 are set forth in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

47

(2)
These columns represent the performance-based RSUs granted to the NEOs during 2025 pursuant to the Company’s 2020 Equity Incentive Plan, shown both at the target and maximum performance levels. Refer to page 40 for discussion of the Company’s Equity Incentive Plan. Based on our financial performance in 2025, the NEOs earned 118% and 100% of the annual and mid-year performance-based RSUs, respectively, which vest in four equal annual installments commencing in the year following the date of the annual grant.
(3)
This column represents service-based RSUs granted to the NEOs during 2025 under the company’s 2020 Equity Incentive Plan.
(4)
This column represents the grant date fair value for performance-based and service-based RSU awards in accordance with ASC Topic 718. We determined these fair values based on the closing market price of the Company’s Common Stock on the date of grant.

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2025 Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the equity awards of our named executive officers outstanding as of December 31, 2025. We determined the market value of unvested stock awards based on the closing market price for our Common Stock of $173.31 per share on December 31, 2025.

Outstanding Equity Awards at Fiscal Year End
		Stock Awards (1)
Name	Grant Date	Number of Shares or Stock Units That Have Not Vested (#)		Market Value of Shares or Stock Units That Have Not Vested ($)

Eddie Capel	1/27/2022	13,854		2,401,037
	1/27/2022	16,862	(5)	2,922,353
	1/26/2023	43,391		7,520,094
	1/25/2024	35,490		6,150,772
	1/23/2025	33,689	(2)	5,838,641

Eric A. Clark	2/12/2025	29,680	(2)	5,143,841
	2/12/2025	27,481	(3)	4,762,732

Dennis B. Story	1/27/2022	4,182		724,782
	1/27/2022	16,862	(5)	2,922,353
	1/26/2023	9,445		1,636,913
	1/25/2024	7,607		1,318,369
	1/23/2025	7,194	(2)	1,246,792
	1/23/2025	8,774	(6)	1,520,622
	7/30/2025	5,111	(4)	885,787

Bruce S. Richards	1/27/2022	1,507		261,178
	1/27/2022	5,060	(5)	876,949
	1/26/2023	3,370		584,055
	1/25/2024	2,731		473,310
	1/23/2025	2,580	(2)	447,140
	1/23/2025	3,510	(6)	608,318
	7/30/2025	1,949	(4)	337,781

Robert G. Howell	1/27/2022	3,466		600,692
	1/27/2022	14,052	(5)	2,435,352
	1/26/2023	7,658		1,327,208
	1/25/2024	6,242		1,081,801
	1/23/2025	5,896	(2)	1,021,836
	1/23/2025	11,651	(6)	2,019,235
	7/30/2025	5,617	(4)	973,482

J. Stewart Gantt	1/27/2022	2,628		455,459
	1/27/2022	14,052	(5)	2,435,352
	1/26/2023	5,873		1,017,850
	1/25/2024	5,850		1,013,864
	1/23/2025	5,896	(2)	1,021,836
	1/23/2025	11,651	(6)	2,019,235
	7/30/2025	5,617	(4)	973,482

_________________

(1)
RSU awards vest in accordance with the schedules set forth below.
(2)
These amounts represent, as of December 31, 2025, the sum of annual awards, which include (i) outstanding RSUs that were service-based when granted, and (ii) outstanding RSUs that were performance-based when granted, which, as of December 31, 2025, were earned at 118% of target, based on the level of achievement of the applicable performance measures.

49

(3)
These amounts represent, as of December 31, 2025, the sum of outstanding service-based RSUs that were granted to Mr. Clark as a new hire award. Those RSUs vest as follows, so long as he remains employed with the Company on the applicable vesting date: 33% in February 2025; 27% in February 2026; 27% in February 2027; 13% in February 2028.
(4)
These amounts represent, as of December 31, 2025, the sum of mid-year awards, which include (i) outstanding RSUs that were service-based when granted, and (ii) outstanding RSUs that were performance-based when granted, which, as of December 31, 2025, were earned at 100% of target, based on the level of achievement of the applicable performance measures.
(5)
In January 2022, the Compensation Committee approved a special retention grant of service-based RSUs to members of our executive team, including our NEOs, excluding Mr. Clark. The Committee intended that grant, which vests over four years, to further motivate our dedicated and experienced executive team to remain with the Company to best ensure continued execution of our transition to a cloud-first Company. Those RSUs vest as follows, so long as the executive either (i) remains employed with the Company or (ii) agrees to an amended employment agreement on the applicable vesting date: 10% in January 2024; 20% in January 2025; 30% in January 2026 and 40% in January 2027.
(6)
In January 2025, the Compensation Committee approved special retention grants of 50% service-based RSUs and 50% performance-based RSUs to members of our executive team, including our NEOs, except our CEOs. These awards follow the same performance measures as the 2025 annual grants and were approved in recognition of the successful achievement of the Company’s overall SaaS transition objectives. Based on our 2025 financial performance, the NEOs earned 118% for special retention performance-based RSUs.

Stock Awards Vesting Schedule
Name	Grant Date	Vesting

Eddie Capel	1/27/2022	25% per year for 4 years
	1/27/2022	10% in Jan. 2024; 20% in Jan. 2025; 30% in Jan. 2026; 40% in Jan. 2027
	1/26/2023	25% per year for 4 years
	1/25/2024	25% per year for 4 years
	1/25/2025	25% per year for 4 years

Eric A. Clark	2/12/2025	25% per year for 4 years
	2/12/2025	33% in Feb. 2025; 27% in Feb. 2026; 27% in Feb. 2027; 13% in Feb. 2028

Dennis B. Story	1/27/2022	25% per year for 4 years
	1/27/2022	10% in Jan. 2024; 20% in Jan. 2025; 30% in Jan. 2026; 40% in Jan. 2027
	1/26/2023	25% per year for 4 years
	1/25/2024	25% per year for 4 years
	1/25/2025	25% per year for 4 years
	7/30/2025	25% per year for 3.5 years; same vesting schedule as 1/25/2025 grants

Bruce S. Richards	1/27/2022	25% per year for 4 years
	1/27/2022	10% in Jan. 2024; 20% in Jan. 2025; 30% in Jan. 2026; 40% in Jan. 2027
	1/26/2023	25% per year for 4 years
	1/25/2024	25% per year for 4 years
	1/25/2025	25% per year for 4 years
	7/30/2025	25% per year for 3.5 years; same vesting schedule as 1/25/2025 grants

Robert G. Howell	1/27/2022	25% per year for 4 years
	1/27/2022	10% in Jan. 2024; 20% in Jan. 2025; 30% in Jan. 2026; 40% in Jan. 2027
	1/26/2023	25% per year for 4 years
	1/25/2024	25% per year for 4 years
	1/25/2025	25% per year for 4 years
	7/30/2025	25% per year for 3.5 years; same vesting schedule as 1/25/2025 grants

J. Stewart Gantt	1/27/2022	25% per year for 4 years
	1/27/2022	10% in Jan. 2024; 20% in Jan. 2025; 30% in Jan. 2026; 40% in Jan. 2027
	1/26/2023	25% per year for 4 years
	1/25/2024	25% per year for 4 years
	1/25/2025	25% per year for 4 years
	7/30/2025	25% per year for 3.5 years; same vesting schedule as 1/25/2025 grants

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2025 Stock Vested Table

The following table provides information about the value realized by the named executive officers from their stock awards that vested during the year ended December 31, 2025.

Stock Vested
	Stock Awards
	Number of	Value
	Shares Acquired	Realized on
Name	on Vesting	Vesting
Eddie Capel	66,631	13,688,735
Eric A. Clark	14,289	2,720,768
Dennis B. Story	20,665	4,265,579
Bruce S. Richards	7,142	1,473,609
Robert G. Howell	16,836	3,474,943
J. Stewart Gantt	14,135	2,913,824

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Potential Payments upon Termination of Employment

Each NEO’s employment agreement provides that, if the Company terminates that officer’s employment for reasons other than death, disability, or “cause” (as defined in the agreement), or if the officer terminates their employment for “constructive termination” (as defined in the agreement), then the officer will be entitled to certain severance payments and benefits. Those payments and benefits are described in footnote 1 to the following table, except that if the termination occurs within two years following a change in control of the Company (as defined in the agreement), those payments and benefits are as described in footnote 2 to the table. The following table shows the estimated amounts that would have been payable to our NEOs under their employment agreements if their termination of employment was effective as of December 31, 2025.

	Cash Severance	Value of Accelerated Stock Vesting	Health Benefits
Eric A. Clark
Termination without cause or constructive termination(1)	800,000	-	56,782
Change in control with termination without cause or constructive termination(2)	1,706,667	9,906,573	56,782

Dennis B. Story
Termination without cause or constructive termination(1)	512,000	-	56,782
Change in control with termination without cause or constructive termination(2)	1,009,500	10,255,619	56,782

Bruce S. Richards
Termination without cause or constructive termination(1)	402,000	-	56,782
Change in control with termination without cause or constructive termination(2)	710,500	3,588,730	56,782

Robert G. Howell
Termination without cause or constructive termination(1)	426,000	-	56,782
Change in control with termination without cause or constructive termination(2)	947,000	9,459,606	56,782

J. Stewart Gantt
Termination without cause or constructive termination(1)	450,000	-	56,782
Change in control with termination without cause or constructive termination(2)	919,000	8,937,077	56,782

_________________

(1)
The employment agreement for each NEO provides that, if the Company terminates the executive’s employment other than for death, disability or “cause” (as defined in the agreement), or if there is a “constructive termination” of the executive officer’s employment (as defined in the agreement), then, subject to the executive’s delivery of a release of claims and ongoing compliance with the executive’s restrictive covenants and other post-termination obligations, the executive is entitled to receive ongoing payment of 12 months of their then-current base salary and 12 monthly payments of COBRA or its equivalent for the executive officer and their family’s medical and dental benefits, “grossed up” for income tax.
(2)
The employment agreement for each NEO provides that, if a termination of the executive’s employment occurs entitling the executive officer to receive the payments and benefits described in footnote 1 above, and that termination occurs within twenty-four months of a “change of control” of the Company (as defined in the agreement), then, in addition to the payments and benefits described in footnote 1 above, the executive is entitled to receive (i) a pro rata annual cash bonus for the year of termination through their termination date calculated at the target performance level (to the extent not yet paid), (ii) an annual cash bonus equal to the greater of that executive’s target bonus for the year of termination or the prior year, and (iii) vesting of all outstanding and unvested restricted stock unit awards. Performance-based restricted stock unit awards for which the performance period has not been completed as of the date of the change of control are deemed to have been achieved at the target performance level.

Compensation Committee Interlocks and Insider Participation

John Huntz, Charles Moran, and Tom Noonan (Chairman) served on the Compensation Committee of the Board of Directors during 2025 until May 13, 2025, the date of the 2025 Annual Meeting. After that date and for the rest of 2025, Edmond Eger, Charles Moran (Chairman), and Tom Noonan served on the Compensation Committee of the Board of Directors. To the Company’s knowledge, there were no interlocking relationships involving members of the Compensation Committee or other Directors requiring disclosure in this Proxy Statement.

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CEO Pay Ratio

As required by SEC rules, we provide the following information about the relationship between the annual total compensation of our Chief Executive Officer, Eric A. Clark (“CEO”), and the median annual total compensation of our employees:

Our CEO to Median Employee pay ratio is approximately 121:1. We believe this is a reasonable estimate based on the assumptions and adjustments described below.

We identified our employee with compensation at the median annual total compensation of all our employees (our “Median Employee”) by examining total cash compensation during the calendar year 2025 (using December 31, 2025, as the “median employee determination date”), including salary or wages (including overtime) and any cash incentive compensation paid in 2025, plus the value of any equity vesting during 2025 under our stock incentive plan, for each employee, excluding our CEO, whom we employed (including those of our consolidated subsidiaries) on December 31, 2025, whether on a full-time, part-time, seasonal, or temporary basis.

For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using the U.S. Department of the Treasury Reporting Rates of Exchange. For non-U.S. employees, we made cost-of-living adjustments using the applicable World Bank Price Level Ratio of Purchasing Power Parity Conversion Factor. For employees hired during 2025, we calculated their salary or wages as if they had been employed for all of 2025.

Our total number of employees on December 31, 2025, including U.S. and non-U.S. employees, was approximately 4,348. We did not utilize the de minimis exemption to exclude any non-U.S. employees.

After identifying our Median Employee, who was based in the United States, we calculated their annual total compensation using our method for calculating our CEO’s compensation reported in the “Total” column of our 2025 Summary Compensation Table.

On February 12, 2025, Mr. Clark succeeded Eddie Capel as CEO. We elected to use Mr. Clark’s total annual compensation as he was our CEO on December 31, 2025, the date we used to identify our Median Employee. To calculate Mr. Clark’s total annual compensation, we used the amounts disclosed in our 2025 Summary Compensation Table for Mr. Clark and made certain reasonable estimates and assumptions regarding the composition of Mr. Clark’s compensation that would have been applicable if he had been employed by us as CEO for all of 2025. We refer to Mr. Clark’s annualized total annual compensation as the “Annualized CEO Compensation.” Since Mr. Clark’s tenure as CEO was for only a portion of 2025, we annualized his full year base salary and his non-equity incentive plan compensation to determine the Annualized CEO Compensation, but we did not annualize the other components of his compensation, as they were not affected by Mr. Clark having been CEO for only a portion of the year. Accordingly, while Mr. Clark’s annual total compensation as set forth in our 2025 Summary Compensation Table was $16,697,528, the 2025 Annualized CEO Compensation was $16,914,841. Our Median Employee’s computed annual total compensation for 2025 was $140,023. The resulting ratio of the Annualized CEO Compensation to that of our Median Employee for 2025 is approximately 121:1.

Had we not made any cost-of-living adjustments, our Median Employee would have been a lower-compensated employee from India with a computed annual total compensation for 2025 of $78,470. The resulting ratio of the Annualized CEO Compensation to that of our Median Employee for 2025 would have been approximately 216:1.

Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company.

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Pay Versus Performance

In accordance with SEC rules, the following table sets forth a comparison of compensation reported in the "Total" column of the Summary Compensation Table to compensation actually paid to our CEO and other NEOs as well as to certain measures of Company performance. The “Compensation Actually Paid” values provided in the new, SEC-required tables below do not reflect the actual compensation paid to the CEO or the other NEOs. Our Compensation Committee did not consider the Compensation Actually Paid in structuring or determining compensation for our NEOs. For a complete discussion of the Company’s executive compensation program and the Committee’s philosophy and approach, please refer to the CD&A section beginning on page 31.

							Value of initial fixed $100 investment based on:
Year	Summary Compensation Table Total for former CEO	Compensation Actually Paid to former CEO	Summary Compensation Table Total for current CEO	Compensation Actually Paid to current CEO	Average Summary Compensation Table Total for non-CEO NEOs	Average Compensation Actually Paid to Non-CEO NEOs	Total Shareholder Return	Peer Group Total Shareholder Return	Net Income ($mm)	Adjusted Operating Income ($mm)
		(a)		(b)		(c)		(d)		(e)
2025	$10,201,860	($7,974,903)	$16,697,528	$16,508,795	$6,011,098	$770,109	$165	$258	$220	$387
2024	10,789,675	23,553,857	-	-	2,346,048	5,254,817	257	201	218	362
2023	10,363,456	31,879,142	-	-	2,258,451	7,485,480	205	147	177	281
2022	10,428,809	4,837,225	-	-	3,569,936	2,147,827	115	89	129	212
2021	7,074,692	19,787,903	-	-	1,677,042	4,696,029	148	138	110	178

(a) The following table sets forth a reconciliation from the "Total" column of the Summary Compensation Table (SCT) to the "Compensation Actually Paid" to our former CEO during the applicable year. "Compensation Actually Paid" is calculated in accordance with the rules of the SEC and may not reflect the actual amount of compensation earned by or paid to the CEO during the applicable year. Eddie Capel was CEO for all prior years presented and until February 12, 2025.

			Equity Addition to SCT Total
Year	SCT Total	Less Equity Deduction from SCT	Value of Current Year Equity Awards at Dec 31 value	Change in value of unvested prior year awards at Dec 31	Change in value of prior year awards vested in current year	Total Compensation Actually Paid
		(f)	(g)	(h)	(i)	(j)
2025	$10,201,860	($9,600,017)	$6,364,117	($10,623,237)	($4,317,626)	($7,974,903)
2024	10,789,675	(9,100,094)	12,787,216	7,079,737	1,997,323	23,553,857
2023	10,363,456	(8,500,111)	18,684,824	10,350,359	980,615	31,879,142
2022	10,428,809	(8,800,080)	9,651,664	(4,368,293)	(2,074,875)	4,837,225
2021	7,074,692	(5,500,823)	9,183,395	8,299,792	730,847	19,787,903

(b) The following table sets forth a reconciliation from the "Total" column of the Summary Compensation Table (SCT) to the "Compensation Actually Paid" to our current CEO during the applicable year. "Compensation Actually Paid" is calculated in accordance with the rules of the SEC and may not reflect the actual amount of compensation earned by or paid to the CEO during the applicable year. Eric Clark was CEO effective February 12, 2025.

			Equity Addition to SCT Total
Year	SCT Total	Less Equity Deduction from SCT	Value of Current Year Equity Awards at Dec 31 value	Change in value of unvested prior year awards at Dec 31	Change in value of prior year awards vested in current year	Total Compensation Actually Paid
		(f)	(g)	(h)	(i)	(j)
2025	$16,697,528	($13,000,328)	$12,811,595	-	-	$16,508,795

(c) The following table sets forth a reconciliation from an average of the amounts under the “Total” column of the SCT to average “Compensation Actually Paid” to our NEOs, excluding the CEO. “Compensation Actually Paid” is calculated in accordance with the rules of the SEC and may not reflect the actual amount of compensation earned by or paid to the NEOs during the applicable year. For 2021 and 2022, the non-CEO NEOs included in the average are Messrs. Dennis Story, Bruce Richards, and Robert Howell, and Ms.

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Linda Pinne. For 2023, 2024, and 2025, the non-CEO NEOs included in the average are Messrs. Dennis Story, Bruce Richards, Robert Howell, and Stewart Gantt.

			Equity Addition to SCT Total
Year	SCT Average	Less Equity Deduction from SCT	Value of Current Year Equity Awards at Dec 31 value	Change in value of unvested prior year awards at Dec 31	Change in value of prior year awards vested in current year	Average Compensation Actually Paid
		(f)	(g)	(h)	(i)	(j)
2025	$6,011,098	($5,113,993)	$3,491,807	($2,679,751)	($939,053)	$770,109
2024	2,346,048	(1,437,592)	2,020,112	1,914,813	411,436	5,254,817
2023	2,258,451	(1,290,041)	2,835,818	3,381,355	299,897	7,485,480
2022	3,569,936	(2,826,382)	2,947,289	(1,020,348)	(522,668)	2,147,827
2021	1,677,042	(960,887)	1,602,052	2,203,063	174,759	4,696,029

(d) Based on the NASDAQ Computer Index included in our stock performance graph in our annual report to shareholders.

(e) Adjusted operating income (AOI) is a non-GAAP financial measure defined as operating income excluding the impact of equity-based compensation, acquisition-related costs, and an unusual health insurance claim, and the related income tax effects of these items. This measure is the same AOI measure we use to partially calculate our annual performance-based cash bonus and our performance-based RSUs discussed in the CD&A and the compensation tables, except for compensation purposes we adjust AOI to constant currency at budgeted rates.

(f) Represents the grant date fair value of equity-based awards made during each fiscal year.

(g) Represents the year-end fair value of equity-based awards that were made during the fiscal year, including actual performance units earned that were granted during the fiscal year.

(h) Represents the change in fair value during the fiscal year of equity-based awards granted in prior fiscal years that were still unvested as of year-end, with such change in fair value reflecting the change in the year-end stock price during each year.

(i) Represents the change in fair value during the fiscal year of equity-based awards granted in prior fiscal years that vested during the year, with such change in fair value reflecting the change in stock price from the prior fiscal year-end until the vesting date.

(j) The amounts in this column are calculated by subtracting the amounts under “Less Equity Deduction from SCT” from, and adding the amounts under “Value of Current Year Equity Awards as of Dec 31 value”, “Change in value of unvested prior year awards at Dec 31” and “Change in value of prior year awards vested in current year” to, the amounts under “SCT Total” with respect to the CEO and “SCT Average” with respect to the other NEOs.

Financial Performance Measures

As further discussed in our Compensation Discussion and Analysis, with performance-based pay comprising the majority of executive compensation, we believe our current program directly links executive compensation to our financial performance and aligns the interests of our executive officers with those of our shareholders. The following table sets forth financial performance measures that we considered to be the most important to link compensation actually paid to Company performance during 2025.

Key Financial Measures
Revenue
Adjusted Operating Income
New Cloud Bookings

Analysis of the Information Presented in the Pay versus Performance Table

As demonstrated by the following table, the amount of Compensation Actually Paid to our CEO is aligned with our cumulative total shareholder return (TSR) over the three years presented in the table. The alignment of Compensation Actually Paid with the Company’s cumulative TSR over the period presented is because a significant portion of the Compensation Actually Paid to our CEO is comprised of equity awards.

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Relationships between Pay and Performance
	2021	2022	2023	2024	2025
CEO Compensation Actually Paid (in millions)	$19.8	$4.8	$31.9	$23.6	$16.5
Average NEO Compensation Actually Paid (in millions)	$4.7	$2.1	$7.5	$5.3	$0.8

Company Net Income (in millions)	$110	$129	$177	$218	$220
% Yearly Change		17%	37%	23%	1%

Company Adjusted Operating Income (in millions)	$178	$212	$281	$362	$387
% Yearly Return		19%	33%	29%	7%

Company Total Shareholder Return	$148	$115	$205	$257	$165
% Yearly Return	48%	-22%	77%	25%	-36%
3 year CAGR			27%	20%	13%

Peer Total Shareholder Return	$138	$89	$147	$201	$258
% Yearly Return	38%	-36%	66%	36%	29%
3 year CAGR			14%	13%	43%

As further discussed in our Compensation Discussion and Analysis, annual equity grants are made to officers in the form of service-based RSUs and PSUs each year around the end of January. Such grants vest pro-rata (25% per year) on January 31 of subsequent years, except the first tranche of each PSU grant vests on February 28 of the year following grants after the number of PSUs earned based on performance results is determined and certified by the Compensation Committee. In 2025, the Compensation Committee approved mid-year grants at the end of July, which vest on the same schedule as the annual grants. The number of PSUs earned for the mid-year grants are based on second half of 2025 performance results determined and certified by the Compensation Committee.

Earned awards under the annual bonus plan and PSUs were based on financial performance results achieved as compared to pre-established goals. Those awards were earned at 150% of target for 2021 grants, 138% of target for 2022 grants, 158% of target for 2023 grants, 127% of target for 2024 grants, 118% of target for annual 2025 grants, and 100% of target for mid-year 2025 grants. We believe the measures used in the cash bonus and PSU grants for the CEO and other NEOs, including adjusted operating income, are key drivers of long-term shareholder value creation.

Special equity grants of service-based RSUs have been made periodically, including in 2019 and 2022 for the former CEO (Eddie Capel) and NEOs, and, in 2025, for the current CEO (Eric Clark). For the special stock unit grants made in 2019, 10% vested in 2020, 20% vested in 2021, 30% vested in 2022, and 40% vested in 2023. For the special stock unit grants made in 2022, 10% vested in 2024, 20% vested in 2025, 30% vest in 2026, and 40% vest in 2027. For the special stock unit grants made in 2025, 33% vested in February 2025; 27% vest in February 2026; 27% vest in February 2027; 13% vest in February 2028. The entire grant fair value is reported in the Summary Compensation Total for the CEO and other NEOs.

2025 Analysis

Because a majority of total compensation provided to the CEO and the average NEO is through equity-based grants that vest over multi-year periods, the primary driver of changes in "Compensation Actually Paid" totals for the CEO and average NEO is the change in Company stock price. For 2025, The "Compensation Actually Paid" to the CEO includes both Mr. Capel's (former) and Mr. Clark's (current) compensation, as both were acting CEOs during the year (transition effective February 12, 2025). The Compensation Committee revised Mr. Capel’s compensation package to reduce his annual salary to $507,500, remove his employee cash bonus opportunity, and retain all equity awards on the same vesting schedules as previously agreed. Mr. Clark's compensation package includes an annual base salary of $800,000, a target annual cash bonus opportunity of 100% of his base salary, a $3,000,000 cash bonus paid in 3 equal installments (2 installments paid in 2025), an annual equity award of 27,481 RSUs (50% service-based and 50% performance-based) and a special equity award of 43,969 RSUs (100% service-based). All considered, the 2025 "Compensation Actually Paid" totals for the CEO is consistent with prior years, as the decrease in the Company's stock price offset the incremental compensation to the former and current CEOs in 2025.

During 2025, our stock price declined by 36% compared to a return of 21% for the NASDAQ Composite and 29% for the NASDAQ Computer Index. We closed 2025 posting our fifth consecutive year of record revenue and earnings. As a result of our stock price decrease, the Compensation Committee approved mid-year RSUs (50% service-based and 50% performance-based) to employees (including NEOs and excluding CEOs) of an additional 25% value on the 2025 annual awards, with performance metrics considering

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the second half of 2025 only. The 2025 “Compensation Actually Paid” values for the average NEO compared to previous years decreased due to the decrease in the Company's stock price.

Prior Years Analysis

Our stock price increased 48% during 2021, 77% during 2023, and 26% during 2024, with those stock price increases resulting in higher “Compensation Actually Paid” values for the CEO and average NEO in each of those years. During 2022, our stock price declined by 22% compared to a decline of 33% for the NASDAQ Composite and a decline of 36% for the NASDAQ Computer Index. We closed 2022 posting our second consecutive year of record revenue and earnings. However, our stock price change resulted in 2022 “Compensation Actually Paid” values for the CEO and average NEO that were lower than those values in the previous two years.

With the emphasis on equity-based grants that vest over multi-year periods for the CEO and other NEOs, including annual grants and periodic special retention grants, the Compensation Committee believes that compensation value actually realized by the Company’s officers is directly and strongly aligned with shareholder returns over a multi-year period.

Executive Officer Biographies

In addition to our Chairman of the Board and former President and CEO, Eddie Capel, whose biography can be found on page 14, and our President and CEO, Eric Clark, whose biography can be found on page 16, the following individuals serve as our executive officers:

Dennis B. Story, age 62, has served as our Executive Vice President, Chief Financial Officer, and Treasurer since 2011, other than an approximately one-month hiatus in 2016. Previously, Mr. Story served as our Senior Vice President, Chief Financial Officer, and Treasurer from joining the Company in March 2006 through January 2011. From February 2006 until he joined the Company, Mr. Story served as the Senior Vice President of Finance for Fidelity National Information Services, Inc. Prior to that, Mr. Story was the Senior Vice President of Finance for Certegy Inc., a financial services company, from 2004 until its merger with Fidelity National Information Services, Inc., in February 2006. Prior to his association with Certegy, Mr. Story served as Chief Financial Officer of NewRoads Inc., a provider of outsourced solutions for fulfillment and customer care to companies engaged in one-to-one direct commerce, from September 2003 to September 2004, and Senior Vice President and Corporate Controller of credit reporting company Equifax Inc., from December 2000 until August 2003.

On February 26, 2026, the Company announced that Dennis Story will retire as the Company’s Executive Vice President, Chief Financial Officer, and Treasurer, effective at the close of business on March 31, 2026. The Board of Directors elected Linda Pinne to succeed Mr. Story. Ms. Pinne will hold the position of Senior Vice President, Chief Financial Officer, Chief Accounting Officer, and Treasurer, effective as of April 1, 2026.

Bruce S. Richards, age 71, has served as our Senior Vice President, Chief Legal Officer, and Secretary since August 2011. Prior to that, Mr. Richards was a partner in the Atlanta-based law firm Taylor English Duma LLP, where he practiced as a member of the firm’s corporate and business law department since 2005. In 2007, while at Taylor English Duma, Mr. Richards also served as interim general counsel for Witness Systems, Inc. Before joining Taylor English Duma, Mr. Richards served in various corporate legal positions, including serving as Corporate Vice President, General Counsel, and Secretary of Certegy Inc., a financial services company, from 2001 through 2002, following Certegy’s spinoff from credit reporting company Equifax Inc., Corporate Vice President and General Counsel of Equifax Inc., from 1996 through 2000, and Vice President and General Counsel of financial services company Telecredit, Inc., from 1989 through 1990, prior to its sale to Equifax.

Robert G. Howell, age 53, has served as our Executive Vice President and Chief Sales Officer since July 2025. Prior to that, Mr. Howell served as our Executive Vice President, Americas since January 2022; our Senior Vice President, North America Sales since January 2013; our Vice President, North America Sales since January 2010; a Senior Director of Sales since January 2009; and a Director of Sales since October 2006. Prior to joining the Company, Mr. Howell served in various sales executive roles at Logility, Inc., a provider of collaborative supply chain planning solutions and a wholly owned subsidiary of American Software, Inc., from 2000 until 2006. From 1995 to 2000, he was an Account Executive with Measurex, Inc., a provider of computer process control software and scanning sensors primarily for the pulp and paper industry that was acquired by Honeywell International.

J. Stewart Gantt, age 52, has served as our Executive Vice President, Professional Services, since January 2022. Prior to that, Mr. Gantt served as our Senior Vice President, Professional Services, since January 2012. Previously, since he joined the Company in 1995, he served in various roles, including in research & development, product management, and customer support.

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Linda C. Pinne, age 52, has served as our Senior Vice President, Global Corporate Controller, and Chief Accounting Officer since January 2016, when the Board also appointed her as an executive officer. Previously, Ms. Pinne served as our Vice President, Corporate Controller since January 2007 and our Controller-Americas since July 2005. Prior to joining the Company, Ms. Pinne served as Vice President of Finance for InterCept Payment Solutions, the payment processing division of InterCept, Inc., a publicly traded financial services company, from 2002 to 2005. Prior to that, Ms. Pinne was an audit manager with Arthur Andersen.

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AUDIT MATTERS

Proposal 3 - Ratification of Appointment of Independent registered public accounting firm

In January 2026, the Audit Committee of our Board appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. If shareholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2026, the Audit Committee will review its selection of the independent registered public accounting firm. In addition, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that a change would be in our best interests and the best interests of our shareholders. A proposal to ratify the appointment will be presented at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Audit and Non-Audit Fees

The following table presents the aggregate fees for professional services rendered by Ernst & Young LLP for each of the last two fiscal years.

	2025	2024
	(in thousands)
Audit Fees (1)	$1,478	$1,419
Tax Fees (2)	115	204
All Other Fees (3)	2	2
Total Fees	$1,595	$1,625

__________

(1)
Audit fees consisted of charges principally associated with the annual financial statement audit and the audit of internal control over financial reporting, the review of the Company’s quarterly reports on Form 10-Q and statutory audits required internationally.
(2)
Tax fees consisted of charges principally related to services associated with tax compliance, tax planning and tax advice.
(3)
All other fees include charges for products and/or services other than those described above.

The Audit Committee has determined that the provision of non-audit services by Ernst & Young LLP is compatible with maintaining the independence of Ernst & Young LLP.

✓
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026.

Audit Committee Report

The Audit Committee is directly responsible for the appointment, compensation, and oversight of the Company’s independent registered public accounting firm. In this regard, the Audit Committee pre-approves all audit services and non-audit services to be provided to the Company by its independent registered public accounting firm. The Audit Committee may delegate to one or more of its members the authority to grant the approvals. The decision of any member to whom authority is delegated to approve services to be performed by the Company’s independent registered public accounting firm is presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not approve any service that individually or in the aggregate may impair, in the Audit Committee’s opinion, the independence of the independent registered public accounting firm.

The current members of the Audit Committee are Messrs. Eger and Noonan, and Ms. Kuryea (Chairman), all of whom meet the independence requirements of The NASDAQ Stock Market. The Audit Committee operates pursuant to a written charter adopted by the Board, the complete text of which is available in its current form in the Investor Relations section of our web site at www.manh.com.

In overseeing the preparation of the Company’s financial statements, the Audit Committee met with both management and the Company’s independent registered public accounting firm, Ernst & Young LLP (“Ernst &Young”), to review and discuss the financial

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statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and Ernst & Young. The Audit Committee’s review included discussion with Ernst & Young of matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. Ernst & Young has provided to the Audit Committee the written disclosures and letter to the Audit Committee required by applicable requirements of the PCAOB regarding their communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young that firm’s independence. The Audit Committee has concluded that Ernst & Young’s provision of audit and non-audit services to the Company is compatible with Ernst & Young’s independence.

The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2025, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control – Integrated Framework. The Audit Committee has also reviewed and discussed with Ernst & Young its review and report on the Company’s internal control over financial reporting. The Company published these reports in its Annual Report on Form 10-K for the year ended December 31, 2025.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Audit Committee

Kimberly A. Kuryea, Chairman
Edmond I. Eger III
Thomas E. Noonan

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

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AMENDMENT TO 2020 Equity Incentive Plan

Proposal 4 – Approval of The First Amendment to Manhattan Associates, Inc. 2020 Equity Incentive Plan

Overview

On March 25, 2020, our Board of Directors adopted the Manhattan Associates, Inc. 2020 Equity Incentive Plan (the “2020 Plan”), and on May 14, 2020, our shareholders approved the 2020 Plan, authorizing 4,500,000 shares for issuance under the plan. The Board of Directors requests that you approve the First Amendment to the 2020 Plan (the “Amendment”), which will (1) increase the number of shares issuable under the plan by an additional 3,000,000 shares, (2) extend the term of the plan to March 20, 2036 (the tenth anniversary of Board approval of the Amendment), and (3) limit the aggregate fair value of equity awards granted in any calendar year to any non-employee director to no more than $800,000. A copy of the Amendment is included as Appendix A to this Proxy Statement.

The purpose of the 2020 Plan is to promote the long-term growth and profitability of the Company by:

•
Providing employees, directors, consultants, and other persons who perform services for the Company with incentives to maximize shareholder value and otherwise contribute to the success of the Company.
•
Enabling the Company to attract, retain, and reward the best available persons for positions of substantial responsibility.

If our shareholders do not approve the Amendment, the 2020 Plan will remain in effect in its current form, which means (1) the Company will continue to have the authority to grant awards under the plan, (2) the limit on the aggregate fair value of annual equity compensation paid to non-employee directors under plan will not go into effect, and (3) the plan will terminate on the current termination date of May 14, 2030. However, if our shareholders do not approve the Amendment, our Board of Directors believes that the shares available for grant under the plan will not be sufficient to meet our anticipated future needs. As of March 18, 2026, there are 1,017,535 shares of common stock remaining available for future grant of awards under the plan.

Following is information regarding awards outstanding under the 2020 Plan as of March 18, 2026.

Current Awards Outstanding
Non-Vested Time-Based RSUs	1,238,575
Non-Vested Performance-Based RSUs (1)	349,014
Total Shares Underlying Full Value Awards	1,587,589
Total Shares Available for Future Issuance under the 2020 Plan	1,017,535

__________

(1)
Performance-based restricted stock units are shown at target levels. For each performance measure, achievement at the target threshold results in the executive earning 100% of the number of performance-based RSUs granted to them, achievement at or below the minimum performance threshold results in the executive earning zero performance-based RSUs for that measure, and achievement at or above the performance maximum results in the executive earning 175% of the number of performance-based RSUs granted.

The Company monitors the number of shares subject to equity awards that it grants annually, commonly referred to as its “burn rate.” The burn rate shows how rapidly a company is depleting its shares reserved for equity compensation plans and is defined as the number of shares granted under the Company’s equity incentive plans divided by the weighted average number of fully diluted common shares outstanding for the fiscal year, as calculated below. The Company has calculated the burn rate under the 2020 Plan for the past three years, as set forth in the following table:

	RSUs	Diluted Shares	Burn Rate %
2023	582,710	62,608,000	0.9%
2024	549,754	62,183,000	0.9%
2025	612,631	61,054,000	1.0%

The three-year average burn rate is 0.9%.

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Prior Awards Made Under the 2020 Plan

The following table sets forth the total number of restricted stock units granted to such individuals and groups under the 2020 Plan during 2025:

		Time-Based RSUs	Performance-Based RSUs (1)	Total (1)
(2)	Eddie Capel	16,844	19,877	36,721
	Former President and Chief Executive
	Officer, and current Chairman
(2)	Eric A. Clark	57,709	16,214	73,923
	Current President and Chief Executive
	Officer, and Director
(3)	Dennis B. Story	10,539	11,977	22,516
	Executive Vice President, Chief
	Financial Officer, and Treasurer
	Bruce S. Richards	4,019	4,568	8,587
	Senior Vice President, Chief
	Legal Officer, and Secretary
	Robert G. Howell	11,581	13,163	24,744
	Executive Vice President,
	Chief Sales Officer
	J. Stewart Gantt	11,581	13,163	24,744
	Executive Vice President,
	Professional Services
	All executive officers as a group (5 persons)	95,429	59,085	154,514
	All non-employee directors as a group (6 persons)	7,980	-	7,980
	All employees (other than executive officers) as a group	204,436	171,593	376,029

__________

(1)
Includes 2025 performance-based restricted stock unit awards, which were earned at 118% and 100% of target for annual and mid-year performance-based RSUs, respectively, as determined by the Compensation Committee in the first quarter of 2026.
(2)
Effective February 12, 2025, (i) Eric Clark succeeded Eddie Capel as President and Chief Executive Officer of the Company, and (ii) Mr. Capel became Executive Vice-Chairman of the Board. On May 13, 2025, Mr. Capel became Executive Chairman of the Board, and on January 1, 2026, he transitioned to non-executive Chairman of the Board and non-employee status.
(3)
On February 26, 2026, the Company announced that Dennis Story will retire as the Company’s Executive Vice President, Chief Financial Officer, and Treasurer, effective at the close of business on March 31, 2026. The Board of Directors elected Linda Pinne to succeed Mr. Story. Ms. Pinne will hold the position of Senior Vice President, Chief Financial Officer, Chief Accounting Officer, and Treasurer, effective as of April 1, 2026. Ms. Pinne has served as the Company’s Senior Vice President, Global Corporate Controller, and Chief Accounting Officer since January 2016.

Material Changes to the 2020 Plan

After careful consideration, and subject to shareholder approval, the Board of Directors has approved the Amendment to, among other things, increase the number of shares available under the 2020 Plan by an additional 3,000,000 shares to provide approximately 4,017,535 shares that are available for issuance pursuant to awards under the plan as of March 18, 2026. The Company’s closing stock price on March 18, 2026, was $138.22. The Board believes that the addition of the new shares to the 2020 Plan pursuant to the Amendment will provide sufficient flexibility for the Company to continue providing competitive and appropriate long-term incentive opportunities to key employees and that doing so is critical to attracting, motivating, and retaining the talent necessary to deliver performance results and increases in shareholder value over time.

In addition, the Amendment limits the aggregate fair value of equity awards granted in any calendar year to any non-employee director to no more than $800,000, which is a feature the Company has adopted to protect our shareholders’ interests and to reflect corporate governance best practices.

Finally, the Amendment also extends the term during which new awards may be granted under the 2020 Plan, extending the termination date of the plan from May 14, 2030, to March 20, 2036 (the tenth anniversary of Board approval of the Amendment).

All other key provisions and features of the 2020 Plan remain the same, including:

•
No grants of below-market stock options or stock appreciation rights;
•
No repricing of stock options or SARs and no cash buyout of underwater stock options or SARs;

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•
No payment of dividends or dividend equivalents on stock options or SARs;
•
No payment of dividends or dividend equivalents on any award prior to the award vesting date;
•
No liberal change of control definition;
•
Double trigger treatment on change of control, except to the extent acquirer does not assume or replace the awards; and
•
Awards subject to any recoupment/clawback policy that the Company adopts.

Future Plan Benefits

Issuance of any awards under the 2020 Plan will continue to be at the discretion of the Compensation Committee. Therefore, it is not possible to determine the number of shares that will be granted to any individual in the future.

✓ THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE FIRST AMENDMENT TO MANHATTAN ASSOCIATES, INC. 2020 EQUITY INCENTIVE PLAN

The full text of the 2020 Plan is incorporated by reference to Annex A to the Company’s Proxy Statement on Schedule 14A for its 2020 Annual Meeting (File No. 000-23999) filed on March 30, 2020. The following description of the key provisions of the 2020 Plan, which will remain the same if the Amendment is approved by our shareholders, is not intended to be complete and is qualified in its entirety by the complete text of the 2020 Plan.

Purpose of the 2020 Plan

The purpose of the 2020 Plan is to promote the long-term growth and profitability of the Company and its subsidiaries by (i) providing certain employees, directors, consultants, advisors, and other persons who perform services for the Company and its subsidiaries with incentives to maximize shareholder value and otherwise contribute to the success of the Company, and (ii) enabling the Company to attract, retain, and reward the best available persons for positions of substantial responsibility.

Share Pool

The number of shares that are available for issuance pursuant to awards under the 2020 Plan, prior to shareholder approval of the Amendment, is 4,500,000, plus the number of shares subject to outstanding awards under the Manhattan Associates, Inc. 2007 Stock Incentive Plan (the “2007 Plan”) that were forfeited or canceled or expired after May 14, 2020, in accordance with the terms of the 2007 Plan (the “Share Pool”). One share was added to the Share Pool for each restricted stock unit awarded under the 2007 Plan that was forfeited or canceled or expired after May 14, 2020. For each award of stock options, stock appreciation rights, shares of restricted stock, restricted stock units, or other stock awards that may be settled in shares, we will deduct shares from the Share Pool in an amount equal to the number of shares underlying the award. For awards of performance shares or units that may be settled in shares, at the time of the award we will deduct shares from the Share Pool in an amount equal to the number of underlying shares that would be earned by the participant at target performance level, but we will then adjust the number of shares deducted when the award is later settled based on actual performance. We will add back to the Share Pool shares underlying awards that later are forfeited or canceled or expire. Under the 2020 Plan terms, we may issue all or any portion of the Share Pool as incentive stock options, which are eligible for favorable tax treatment. We will adjust the number of authorized shares for changes in capitalization, such as a stock split or stock dividend.

The Company will not add back to the Share Pool the following shares: (i) shares that we do not issue or deliver as a result of net settlement of options or SARs, (ii) shares that the participant surrenders or withholds as payment of either the exercise price of an award or withholding taxes, and (iii) shares that we acquire on the open market with the cash proceeds from option exercises.

We issue shares under the 2020 Plan from those currently authorized or held as treasury shares, including shares purchased in the open market or in private transactions.

The Board of Directors requests that you approve the Amendment to the 2020 Plan to increase the Share Pool by an additional 3,000,000 shares.

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Administration of the 2020 Plan

The Compensation Committee of the Board, or such other committee consisting of two or more independent members of the Board as may be appointed by the Board (the “Committee”), administer the 2020 Plan. If any member of the Committee does not qualify as a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, the Board will appoint a subcommittee of the Committee, consisting of at least two members of the Board, to grant awards to officers and members of the Board who are subject to Section 16 of the Exchange Act, and each member of that subcommittee must satisfy the above requirements. References to the Committee in this summary include and, as appropriate, apply to any such subcommittee. The Committee may delegate to the CEO authority to make awards to individuals who are not subject to Section 16 of the Exchange Act.

Eligible Participants

Employees of the Company and its subsidiaries, non-employee members of the Board, and any consultants or advisors who provide services to the Company or a subsidiary are eligible for awards under the 2020 Plan.

Types of Awards

The 2020 Plan provides for the grant of incentive stock options (ISOs), non-qualified stock options (NSOs), stock appreciation rights (SARs), restricted stock, restricted stock units (RSUs), performance shares, performance share units (“units”), and other stock awards. The Company may grant ISOs only to Company employees or employees of its subsidiaries. The maximum number of shares subject to awards that, in the aggregate, may be granted in any one fiscal year of the Company to any one participant will be two million.

Stock Options

An option provides the participant with the right to buy a specified number of shares at a specified price (the “exercise price”) after certain conditions have been met. The Committee may grant both NSOs and ISOs. The tax treatment of NSOs is different from the tax treatment of ISOs as explained in “Certain Federal Income Tax Consequences” below. The Committee will determine and specify in the award agreement whether the option is an NSO or ISO, the number of shares subject to the option, the option’s exercise price and exercise period, any restrictions applicable to the option such as continued service, the length of the restriction period, and whether any circumstances, such as death, disability or other events, shorten or terminate the restriction period. Generally, a participant may not exercise an option more than seven years after the grant date and the exercise price of a stock option must be at least equal to the fair market value of a share on the grant date. However, with respect to an ISO granted to a participant who is a shareholder holding more than 10% of the Company’s total voting stock, the participant cannot exercise the option more than five years after the grant date and the exercise price must be at least equal to 110% of the fair market value of a share on the grant date. The Company will not pay dividend equivalents with respect to options.

A participant may pay the exercise price of an option in cash, in a Committee-approved cash equivalent; if approved by the Committee, by tendering previously acquired shares (or delivering a certification or attestation of ownership of those shares) having an aggregate fair market value at the time of exercise equal to the total option exercise price (provided that the participant must have held the tendered shares for any period required by the Committee), or by a combination of those payment methods. The Committee may also allow cashless exercises as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means the Committee determines to be consistent with the 2020 Plan’s purpose and applicable law. The Company will not deliver a certificate representing a share (to the extent shares are so evidenced) until the participant has paid the full option price.

Stock Appreciation Rights

A SAR entitles the participant to receive cash, shares of common stock, other securities, or a combination of those, as the Committee may determine, in an amount equal to the excess of the fair market value of a share on the exercise date over the exercise price for the SAR, after certain conditions have been met. The Committee will determine and specify in the award agreement the number of shares subject to the SAR, the SAR price (which must be at least equal to the fair market value of a share on the grant date) and exercise period, any restrictions applicable to the SAR such as continued service, the length of the restriction period and whether any circumstances, such as death, disability or other events, shorten or terminate the restriction period. Generally, a participant may not exercise a SAR more than seven years after the grant date. The Company may grant SARs in tandem with a stock option or

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independently. If we grant a SAR in tandem with a stock option, the participant may exercise the stock option or the SAR, but not both. We will not pay dividend equivalents with respect to SARs.

Restricted Stock and Restricted Stock Units

The Committee will specify the terms of a restricted stock or RSU award in the award agreement, including the number of shares of restricted stock or number of RSUs, the purchase price, if any, a participant would pay for the restricted stock or RSU (which may be equal to or less than the fair market value of a share and may be zero, subject to such minimum consideration that applicable law may require), any restrictions applicable to the restricted stock or RSUs such as continued service or achievement of performance goals, the length of the restriction period, whether any circumstances, such as death, disability or other events, shorten or terminate the restriction period, the rights of the participant during the restriction period to vote and receive dividends in the case of restricted stock or to receive dividend equivalents in the case of RSUs (subject to the limitations described below), and whether RSUs will be settled in cash, shares of common stock, other securities, or any combination of those

Generally, a participant who receives a restricted stock award will have (during and after the restriction period), all of the rights of a shareholder of the Company with respect to that award, including the right to vote the shares and the right to receive dividends and other distributions, provided any dividends and other distributions payable on shares of restricted stock during the restriction period will be either automatically reinvested in additional shares of restricted stock or paid to the Company for the account of the participant, in either case subject to the same vesting restrictions as the underlying award. The Company will include in the award agreement all terms and conditions for the payment of dividends and other distributions and, to the extent required, the terms and conditions will comply with the requirements of Section 409A of the Code (“Section 409A”).

A participant receiving an RSU award will not possess voting rights and will accrue dividend equivalents on those units only to the extent provided in the award agreement. However, any dividend equivalents will be subject to the same vesting restrictions as the underlying award. The Company will include in the award agreement all terms and conditions for payment of dividends equivalents and, to the extent required, the terms and conditions will comply with the requirements of Section 409A.

Performance Shares and Performance Share Units

The Committee will specify the terms of a performance share or unit in the award agreement. A performance share will have an initial value equal to the fair market value of a share on the grant date. The Committee will establish an initial value for a performance share unit at the time of grant. In addition to any non-performance terms applicable to the performance share or unit, the Committee will set one or more performance goals that, depending on the extent to which they are met, will determine the number or value of the performance share or unit that the Company will pay out to the participant. The Committee may provide for payment of earned performance shares or units in cash, shares of common stock, other securities, or any combination or those. The Committee will also specify any restrictions applicable to the performance share or unit such as continued service, the length of the restriction period, and whether any circumstances, such as death, disability or other events, shorten or terminate the restriction period.

Performance shares or units will not possess voting rights and will accrue dividend equivalents only to the extent provided in the award agreement evidencing the award. However, rights to dividend equivalents are permitted only to the extent they comply with, or are exempt from, Section 409A. Any rights to dividends or dividend equivalents on performance shares or units or any other award subject to performance conditions will be subject to the same restrictions on vesting and payment as the underlying award.

Performance Measures

A performance objective may be described in terms of company-wide objectives or objectives that are related to a specific division, subsidiary, employer, department, region, or function in which the participant is employed or as some combination of those (as alternatives or otherwise). The Company may measure a performance objective on an absolute basis or relative to a pre-established target, results for a previous year, the performance of other corporations, or a stock market or other index. The Committee will specify the period over which the Company will measure the performance objectives for a particular award and will determine whether the applicable performance objectives have been met with respect to a particular award following the end of the applicable performance period.

In determining whether any performance objective has been met, the Committee may include or exclude any or all items that are unusual or infrequent, including but not limited to (i) charges, costs, benefits, gains, or income associated with reorganizations or restructurings of the Company and its subsidiaries, discontinued operations, goodwill, other intangible assets, long-lived assets (non-cash), litigation or the resolution of litigation (e.g., attorneys’ fees, settlements or judgments), or currency or commodity fluctuations, and (ii) the effects of changes in applicable laws, regulations, or accounting principles. In addition, the Committee may adjust any

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performance objective for a performance period as it deems equitable to recognize unusual or infrequent events affecting the Company and its subsidiaries, changes in laws, regulations, or accounting principles, mergers, acquisitions, and divestitures, or any other factors the Committee determines.

Other Awards

The Committee may grant other forms of equity-based or equity-related awards that it determines are consistent with the purposes of the 2020 Plan. Those other awards may provide for cash payments based in whole or in part on the value or future value of shares, for the issuance or future issuance of shares of common stock, or any combination of those. Where the value of such an award is based on the difference in the value of a share at different points in time, the grant or exercise price generally must not be less than 100% of the fair market value of a share on the grant date.

Adjustments

The Committee will make equitable adjustments in the number and class of securities available for issuance under the 2020 Plan, the number and type of securities subject to the individual limits set forth in the 2020 Plan, and the terms of any outstanding award, as it determines are necessary and appropriate, to reflect any merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, spin-off, combination, exchange of shares, distribution to shareholders (other than an ordinary cash dividend), or similar corporate transaction or event.

Termination of Employment

Generally, if a participant ceases to perform services for the Company and its subsidiaries for any reason, then (i) the participant immediately will forfeit all of the restricted stock, RSUs, performance shares, performance share units, and other awards not vested on the cessation date, (ii) all of the participant’s stock options and SARs that were exercisable on the date of that cessation will remain exercisable for any period specified in the award agreement after the cessation date, but not after the expiration date of the stock options or SARs, and (iii) the participant immediately will forfeit all of their stock options and SARs not exercisable on the cessation date. The Committee may provide that a participant will be eligible for a full or prorated award on a cessation of their service relationship due to death, disability, or other events. In that case, for an award subject to one or more performance objectives, the Committee may provide for payment of any full or prorated award prior to certification of those performance objectives or without regard to whether they are certified.

Change of Control

In connection with a change of control of the Company (as defined in the 2020 Plan), the successor or purchaser may assume the outstanding awards or substitute awards with similar terms and conditions that preserve the same benefits. If not, then (i) unvested options and SARs will become fully vested, and all outstanding options and SARs will be cancelled in exchange for a cash payment equal to the excess of the change of control price over the exercise price, (ii) unvested restricted stock and RSUs will become fully vested, with any unvested restricted stock and RSUs subject to performance conditions vested at target performance level (100%), (iii) performance shares and units for which the performance period has not expired will be cancelled in exchange for a cash payment equal to the product of the value of the performance shares or units determined at target performance level (100%) and a fraction reflecting the portion of the performance period that has elapsed, and (iv) any unvested dividend equivalents and other awards will fully vest and will be paid in cash. If the participant is covered by an employment, severance, or similar agreement, that agreement may designate the treatment of that participant’s awards on a change of control.

Transferability

Unless the Committee determines otherwise consistent with securities and other applicable laws, rules, and regulations, (i) a participant may not sell, transfer, pledge, assign or otherwise alienate or hypothecate an award other than, on their death, to a beneficiary or by will, or the laws of descent and distribution, and (ii) only the participant or their guardian or legal representative, and no other person, may exercise each of the participant’s outstanding options or SARs during the participant’s lifetime (provided that an ISO may be exercised by the guardian or legal representative only if permitted by the Code and any regulations promulgated under the Code).

Amendment and Termination

The Board may at any time terminate and from time to time amend the 2020 Plan in whole or in part, but that action cannot materially adversely affect any rights or obligations with respect to any awards previously granted under the 2020 Plan unless applicable law or

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any listing standards applicable to the Company’s common stock require that action or the affected participants consent in writing. If required by Section 422 of the Code, applicable law, or any such listing standards, no amendment will be effective unless the Company’s shareholders approve the amendment. The Committee may amend an outstanding award agreement in a manner consistent with the terms of the 2020 Plan, but the amendment will not be effective without the participant’s written consent if the amendment is materially averse to them.

The Committee cannot reprice all or any part of a stock option or SAR except in accordance with the adjustment provisions of the 2020 Plan. For this purpose, repricing includes an amendment to the terms of an outstanding stock option or SAR that would reduce the exercise price of that award or a cancellation of an award with a per share exercise price that is more than fair market value at the time of that cancellation in exchange for cash, another award, or a stock option or SAR with an exercise price or SAR price that is less than the price of the original award.

Clawback / Recoupment of Awards

All awards under the 2020 Plan are subject to recoupment in accordance with any Company recoupment or clawback policies in effect from time to time.

Participation by Non-U.S. Employees

The Committee may amend or vary the terms of the 2020 Plan or adopt subplans to satisfy the requirements of non-U.S. jurisdictions where participants work or reside.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following briefly summarizes the federal income tax rules relevant to the primary types of awards that would be available for issuance under an equity plan like the proposed 2020 Plan and is based on the terms of the Code currently in effect. The applicable statutory provisions, and applicable regulations and interpretations, are subject to change (possibly with retroactive effect). Because federal income tax consequences may vary as a result of individual circumstances, we would be encouraging plan participants to consult their personal tax advisors with respect to their tax consequences. The following summary is limited only to United States federal income tax treatment. It does not address state, local, gift, estate, social security, or foreign tax consequences, which may be substantially different. We expect certain plan participants would be residents of foreign countries.

Nonqualified Stock Options; Stock Appreciation Rights

A participant generally is not taxed upon the grant of a NSO or SAR, unless the NSO or SAR has a readily ascertainable fair market value. The participant will recognize ordinary income upon exercise of the NSO or SAR in an amount equal to the difference between the NSO or SAR exercise price and the fair market value of the shares acquired on the date of exercise. The issuer generally will be able to deduct an amount equal to the amount of ordinary income the participant recognizes.

On their sale of shares acquired pursuant to the exercise of a NSO or SAR, the participant will recognize capital gain or loss to the extent that the amount realized from the sale is different than the fair market value of the shares on the exercise date. That gain or loss will be long-term capital gain or loss if the shares have been held for at least one year after exercise.

Incentive Stock Options

A participant is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares covered by the ISO on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the ISO grant date and at least one year following exercise, the participant’s gain or loss, if any, upon a subsequent disposition of the shares is long-term capital gain or loss. The amount of the gain or loss is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the ISO exercise price). If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying these holding periods and realizes an amount in excess of the exercise price, the amount realized will be taxed to the participant as ordinary income up to the fair market value of the shares on the exercise date and any additional amount realized will be taxable to the participant as capital gain in the year of disposition. However, if the exercise price were to exceed the amount realized on sale, the participant will need to treat the difference as a capital loss. The Company is not entitled to a federal income tax deduction on the exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to any ordinary income recognized by the participant.

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In order for an option to qualify as an ISO for federal income tax purposes, the grant of the option must satisfy various other conditions specified in the Code. If an option intended to be an ISO fails to qualify as an ISO, it will be taxed as an NSO as described above.

Restricted Stock Awards; Other Share Awards

A participant generally will recognize taxable ordinary income upon the receipt of shares as a restricted stock award or other stock award if the shares are not subject to a substantial risk of forfeiture. The income recognized will equal the fair market value of the shares at the time of receipt less any purchase price paid for the shares. If the shares are subject to a substantial risk of forfeiture, the participant will recognize taxable ordinary income when the substantial risk of forfeiture lapses. If the substantial risk of forfeiture lapses in increments over several years, the participant will recognize income in each year in which the substantial risk of forfeiture lapses as to an increment. If the participant cannot sell the shares without being subject to suit under Section 16(b) of the Exchange Act (the short swing profits rule), the shares will be treated as remaining subject to a substantial risk of forfeiture. The income recognized on lapse of a substantial risk of forfeiture will equal the fair market value of the shares determined as of the time that the substantial risk of forfeiture lapses less any purchase price paid for the shares. The Company generally will be entitled to deduct an amount equal to the amount of ordinary income that the participant recognizes.

Unless the award agreement provides otherwise, if the shares underlying an award of restricted stock are subject to a substantial risk of forfeiture, the participant may make a timely election under Section 83(b) of the Code (“Section 83(b)”) to recognize ordinary income for the taxable year in which the participant received the shares in an amount equal to the fair market value of the shares at that time. That income will be taxable as ordinary income. If a participant makes a timely Section 83(b) election, the participant will not recognize income at the time the substantial risk of forfeiture lapses with respect to the shares. At the time of disposition of the shares, a participant who has made a timely Section 83(b) election will recognize capital gain or loss in an amount equal to the difference between the amount realized on sale and the ordinary income recognized on receipt of the shares (increased by the amount paid for the shares, if any). If the participant forfeits the shares after making a Section 83(b) election, the participant is not entitled to deduct the income recognized as a result of the election, but will be entitled to a capital loss equal to the excess (if any) of the amount paid for the shares (if any) over the amount realized on forfeiture (if any). To be timely, the Section 83(b) election must be made within 30 days after the participant receives the shares. The issuer generally will be entitled to deduct an amount equal to the amount of ordinary income the participant recognizes at the time of the Section 83(b) election.

Restricted Stock Units

A participant generally is not taxed on the grant of an RSU. If the stock underlying the RSU is delivered at the time or shortly after the RSU is no longer subject to a substantial risk of forfeiture, then at the time of delivery the participant will recognize ordinary income equal to the amount of cash and the fair market value of the shares the participant has received. The issuer will be entitled to deduct the same amount. However, if the shares underlying the RSU are not designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, the RSU may be deemed a nonqualified deferred compensation plan subject to Section 409A. In that case, if the RSU is designed to meet the requirements of Section 409A, then at the later time of delivery the participant will recognize ordinary income equal to the amount of cash and the fair market value of the shares the participant has received. The issuer will be entitled to deduct the same amount at that time.

Performance Share/Unit Awards

A participant is not taxed on the grant of a performance share or unit but will recognize taxable income at the time of settlement of the performance share or unit equal to the amount of cash and the fair market value of the shares the participant has received. The income recognized will be taxable as ordinary income. The issuer generally will be entitled to deduct an amount equal to the amount of ordinary income the participant has recognized. Any gain or loss recognized upon the disposition of the shares acquired pursuant to settlement of a performance share or unit will qualify as long-term capital gain or loss if the participant has held the shares for at least one year after settlement.

Tax Withholding

If the issuer is required to withhold any Federal, state or local taxes, domestic or foreign, or other amounts with respect to income recognized by a participant, the issuer may deduct from any cash payments or shares deliverable under an award the amount required to satisfy that withholding obligations.

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Code Section 162(m)

Section 162(m) of the Code of 1986 (“Section 162(m)”), as in effect prior to the enactment of the Tax Cuts and Jobs Act (“TCJA”) in December 2017, limited to $1 million the deduction that the Company was permitted to take for annual compensation paid to each “covered employee” (at that time defined as the CEO and the three other highest paid executive officers employed at the end of the year other than the CFO), except to the extent the compensation qualified as “performance-based compensation” for purposes of Section 162(m). The TCJA retained the $1 million deduction limit, but it repealed the performance-based compensation exemption and expanded the definition of “covered employees” effective for taxable years beginning after December 31, 2017. “Covered employees” for a fiscal year now include any person who served as CEO or CFO of the Company at any time during that fiscal year, the three other most highly compensated Company executive officers for that fiscal year (whether or not employed on the last day of that fiscal year) and any other person who was a covered employee in a previous taxable year (but not earlier than 2017). Any awards the Company grants pursuant to the 2020 Plan to covered employees, whether performance-based or otherwise, would be subject to the $1 million annual deduction limitation. While the Committee considers the deductibility of compensation when making equity awards, it is only one factor it considers. Because of the elimination of the performance-based compensation exemption, all or a portion of the compensation that would be paid to covered employees in the form of equity grants under the 2020 Plan might not be deductible by the Company.

Golden Parachute Payments

If accelerated vesting or accelerated payout of an award were to occur in connection with a change of control of the Company (see “Plan Summary - Change of Control” above), certain amounts a participant were to receive with respect to the award might be characterized as “parachute payments” under the golden parachute provisions of the Code. Under Section 280G of the Code, no federal income tax deduction is allowed to the Company for “excess parachute payments” made to “disqualified individuals,” and receipt of those payments subjects the recipient to a 20% excise tax under Section 4999 of the Code. For this purpose, “disqualified individuals” are generally officers, stockholders, or highly compensated individuals performing services for the Company, and the term “parachute payments” includes payments in the nature of compensation that are contingent on a change in ownership or effective control of the Company, to the extent that the present value of those payments equals or exceeds three times the recipient’s average annual taxable compensation from the Company for the previous five years. Certain payments for reasonable compensation for services rendered after a change of control and payments from tax-qualified plans generally are not included in determining “excess parachute payments.” If accelerated vesting or payouts were to occur with respect to awards granted under the 2020 Plan, certain amounts in connection with those awards might constitute “excess parachute payments” and be subject to these “golden parachute” tax provisions.

Equity Compensation Plan Information

In the following table, we provide information regarding our current equity compensation plans as of December 31, 2025:

Plan Category	Number of securities to be issued upon exercise of outstanding rights	Weighted-average exercise price of outstanding rights(1)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,396,941	$0.00	1,763,469
Equity compensation plans not approved by security holders	-	-	-
Total	1,396,941	-	1,763,469

_________

(1)
The weighted average exercise price does not take into account outstanding restricted stock unit awards, which have no exercise price.

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additional information

Information About The Annual Meeting of Shareholders

Revocation

Any shareholder who submits a proxy may revoke it at any time before it is voted at the Annual Meeting by providing written notice of revocation to the Company’s Secretary, by filing with the Company’s Secretary a proxy bearing a later date, or by voting in person at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). In addition, a shareholder may revoke their proxy by submitting a subsequent proxy by Internet or telephone.

Quorum

The holders of a majority of the total shares of Common Stock outstanding on the Record Date, whether present at the Annual Meeting in person, or represented by proxy (including by voting through the Internet or telephone), will constitute a quorum for the transaction of business at the Annual Meeting. We will count abstentions and “broker non-votes” toward fulfillment of quorum requirements. Broker non-votes occur on a matter up for vote when a broker, bank, or other custodian or nominee is not permitted to vote on that particular matter without instructions from the beneficial owners of the shares, the owner does not give those instructions, and the broker or other nominee indicates on its proxy, or otherwise notifies us, that it does not have authority to vote the shares on that matter. Whether a broker has authority to vote its shares on uninstructed matters is determined by stock exchange rules.

Counting of Votes

The purpose of the Annual Meeting is to consider and act on the matters listed in the accompanying Notice of Annual Meeting and set forth in this Proxy Statement.

The Company’s Bylaws provide that Directors are elected by a plurality of the votes cast for the Directors; i.e., the three nominees who receive the most votes for the available Director positions will be elected as Directors. As described in “Majority Vote Resignation Policy for Director Elections” on page 19; however, the Board has adopted a policy requiring Director nominees who fail to receive the affirmative vote of a majority of the votes cast in an uncontested election to tender their resignation.

Assuming a quorum is present, approval of the nonbinding resolution to approve the compensation of the Company’s named executive officers and ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, requires that the votes cast in favor of each matter exceed the votes cast against that matter.

Neither abstentions nor broker non-votes are considered “votes cast,” and therefore neither will have an effect on the results of the vote with respect to the election of Directors, approval of the nonbinding resolution to approve the compensation of the Company’s named executive officers, or ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Abstentions and broker non-votes however have the effect of votes cast against Director nominees for purposes of the Board’s majority vote resignation policy.

Proxies

When a proxy is properly executed and returned, the shares that it represents will be voted at the Annual Meeting in accordance with the instructions noted on it. In the absence of instructions, the shares represented by valid proxies will be voted in accordance with the Board’s recommendations.

shareholder of record vs Beneficial owner

If your shares of Common Stock are registered directly in your name with our transfer agent, Computershare Trust Company, NA, you are considered the shareholder of record of those shares.

If your shares of Common Stock are held by a broker, bank or other nominee (e.g., in “street name”), you are considered the beneficial owner of those shares. You should receive instructions from your nominee, which you must follow to have your shares voted – the instructions may appear on a Notice or a special type of proxy card provided to you by your nominee (also called a “voting instruction form”). Your nominee may offer you different methods of voting than those available to record holders. If you do hold your shares in

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“street name” and plan on attending the Annual Meeting, you should request a proxy from your broker or other nominee holding your shares in record name on your behalf to attend the Annual Meeting and vote at that time (your broker or other nominee may refer to it as a “legal” proxy).

Proxy Solicitation Costs

The Company will bear the entire cost of soliciting proxies to be voted at the Annual Meeting, including the preparation and, as applicable, the printing and mailing of the proxy materials and tabulation of the votes. In addition, certain Directors, officers, or other employees of the Company, who will receive no additional compensation for their services, may solicit proxies in person or by telephone, email, or facsimile. The Company will reimburse brokers, banks, and other nominees for their reasonable out-of-pocket expenses for forwarding the proxy materials to their customers who are beneficial owners.

Shareholder Proposals and Nominations

For Inclusion in the Company's Proxy Statement and/or Proxy Card

Proposals Other Than Director Nominations. SEC rules require that any proposal by a shareholder of the Company for consideration at the 2027 Annual Meeting of Shareholders must be received by the Company no later than December 2, 2026, if it is to be eligible for inclusion in the Company’s proxy materials for its 2027 Annual Meeting. Under those rules, the Company is not required to include shareholder proposals in its proxy materials unless certain other conditions specified in those rules are met.

Director Nominations—Proxy Access. Eligible shareholders may submit eligible Director candidates to the Company for inclusion in the Company’s proxy materials related to annual meetings of shareholders at which directors are to be elected, subject to the requirements of the Company’s Bylaws, including Sections 2.14, 2.15 and 3.8 thereof. Our Bylaws permit an eligible shareholder, or a group of up to 20 eligible shareholders, owning three percent or more of our outstanding Common Stock continuously for at least three years, to nominate and include in our proxy materials up to two Director candidates or a number of eligible candidates constituting 20 percent of the Board (whichever is greater). Eligible shareholders wishing to submit Director candidates for inclusion in the Company’s proxy materials must observe the requirements set forth in the Company’s Bylaws, which can be found in the Investor Relations section of our web site at www.manh.com, or can be obtained up written request to Manhattan Associates, Inc., Attn.: Corporate Secretary, 2300 Windy Ridge Parkway, Tenth Floor, Atlanta, Georgia 30339.

In order for a submission of Director candidates pursuant to our proxy access bylaw to be timely for our 2027 Annual Meeting of Shareholders, our Corporate Secretary must receive the required materials not later than the close of business on December 2, 2026, nor earlier than November 4, 2025.

Universal Proxy. If a shareholder wishes to include the names of its Director candidates on the Company’s annual meeting proxy card pursuant to the SEC’s “universal proxy” rule, the shareholder must comply with the requirements referenced in the paragraph appearing immediately below (referring to Sections 2.14 and 3.8 of the Company’s Bylaws) as well as those set forth in Rule 14a-19(b) under the Exchange Act. The deadline for inclusion on the Company’s proxy card related to its 2027 Annual Meeting of Shareholders is as set forth in the paragraph below or as set forth in Rule 14a-19(b), whichever is earlier.

For Consideration at the Meeting, But Not Inclusion in the Company’s Proxy Materials

In order for a shareholder to bring any business or nominations before the 2027 Annual Meeting of Shareholders, certain conditions set forth in Sections 2.14 and 3.8 of the Company’s Bylaws must be met, including, but not limited to, delivery of notice to the Company not less than 60 days prior to the meeting as originally scheduled, or if less than 70 days’ notice or prior public disclosure of the date of the scheduled meeting is given or made, not later than the tenth day following the earlier of the day on which notice of the date of the meeting is mailed to shareholders or public disclosure of the date of that meeting is made.

Communication with Directors

We have established procedures for shareholders or other interested parties to communicate directly with our Board of Directors. Those parties can contact the Board by email at: investor_relations@manh.com or by mail at: Manhattan Associates, Inc. Board of Directors, 2300 Windy Ridge Parkway, Tenth Floor, Atlanta, Georgia 30339. The Chairman of the Audit Committee will receive directly all communications made by this means.

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Form 10-K

Our Form 10-K for the fiscal year ended December 31, 2025, which is part of our Annual Report to Shareholders, including the financial statements, schedules, and list of exhibits, is available at our website, www.manh.com. We will mail without charge, upon written request, a copy of our Form 10-K and exhibits. Please send requests to Manhattan Associates, Inc., Attn: Corporate Secretary, 2300 Windy Ridge Parkway, Tenth Floor, Atlanta, Georgia 30339. They are also available, free of charge, at the SEC’s web site, www.sec.gov.

Other Matters

Company management is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. However, if any other matter requiring a vote of the shareholders arises, the individuals acting as proxies will have discretionary authority to vote to the extent permitted by law, in accordance with their best judgment.

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Forward-Looking Statements

This Proxy Statement contains “forward-looking statements” relating to the Company. Forward-looking statements in this Proxy Statement include, without limitation, statements we make about expansion of our addressable market, positioning the Company for future success and to deliver long-term sustainable growth and shareholder returns, and other statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate,” and similar expressions. Shareholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by those forward-looking statements are: ongoing disruption and transformation in our vertical markets; ongoing disruption and transformation in our vertical markets; general economic, political and market conditions, including market volatility, interest and inflation rates, trends and fluctuations of each, and efforts to control them; our ability to attract and retain highly skilled employees; competition; our dependence on a single line of business; our dependence on generating revenue from cloud subscriptions and software licenses to drive business; undetected errors or “bugs” in our software; the risk of defects, delays or interruptions in our cloud subscription services; possible compromises of our data protection and IT security measures; risks associated with our use of generative and agentic artificial intelligence; risks associated with large system implementations; possible liability to customers if our products fail; the difficulty of predicting operating results; the possible effects on international commerce of new or increased tariffs, or a “trade war;” the impact of changes in federal government priorities and spending, including on our or our customers’ federal government contracts; adverse litigation results; the requirement to maintain high quality professional service capabilities; the risks of international operations, including foreign currency exchange risk; the possibility that research and developments investments may not yield sufficient returns; the long sales cycle associated with our products; the need to continually improve our technology; risks associated with managing growth; reliance on third party and open source software; the need for our products to interoperate with other systems; the need to protect our intellectual property, and our exposure to intellectual property claims of others; general geo-political developments, including political instability, civil unrest, economic sanctions, terrorist activities or international conflicts, such as the wars in the Middle East and Ukraine; natural disasters, weather events, and disease outbreaks, pandemics, or other major public health crises; and the other risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

BY ORDER OF THE BOARD OF DIRECTORS,

Bruce S. Richards
Senior Vice President, Chief Legal Officer and Secretary

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Appendix A

FIRST AMENDMENT TO

MANHATTAN ASSOCIATES, INC.

2020 EQUITY INCENTIVE PLAN

Manhattan Associates, Inc., a Georgia corporation (the “Company”), previously established the Manhattan Associates, Inc. 2020 Equity Incentive Plan (the “Plan”). By the adoption of this Amendment, the Company amends the Plan to increase the authorized number of shares available for grant under the Plan.

1.
This Amendment will be effective as of the date it is approved by the Company’s shareholders at its 2026 annual meeting of shareholders (the “First Amendment Effective Date”).
2.
The phrase “the tenth anniversary of the Effective Date” in Section 1.5 (Termination of this Plan) of the Plan is deleted and replaced with “March 20, 2036”.
3.
The following new Section 2.16 is inserted, in the appropriate sequential order, into Article 2 of the Plan:

2.16 “First Amendment Effective Date” means the date the first amendment to the Plan is approved by the Company’s shareholders at its 2026 annual meeting of shareholders.

The previous Section 2.16 is renumbered to Section 2.17, and all subsequent sections in Article 2 also are appropriately renumbered.

4.
The following sentence is inserted as the new second sentence of the first paragraph of Section 4.1 (Number of Shares) of the Plan:

“As of the First Amendment Effective Date, an additional 3,000,000 Shares are added to the Share Pool.”

5. The following sentence is inserted as the new last sentence of the first paragraph of Section 4.1 (Number of Shares) of the Plan:

“From and after the First Amendment Effective Date, no Non-Employee Director may receive Awards exceeding $800,000 (calculating the value of any such Awards based on their Grant Dates for financial reporting purposes), in any one calendar year, subject to adjustment as provided in Section 4.2.”

6. The phrase “the tenth anniversary of the Effective Date” in Section 5.7(a) (Special Rules for ISOs) of the Plan is deleted and replaced with “March 20, 2036.”

7. This Amendment amends only the provisions of the Plan as noted above, and those provisions not expressly amended will remain in full force and effect. Despite the above, this Amendment supersedes the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Amendment.

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Appendix A

IN WITNESS WHEREOF, this First Amendment is executed as of March 20, 2026, the date it is approved by the Company’s Board of Directors.

MANHATTAN ASSOCIATES, INC.
By:	/s/ Eric Clark
Title:	Eric Clark, President and CEO

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Manhattan Associates SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above 2300 WINDY RIDGE PARKWAY TENTH FLOOR ATLANTA, GEORGIA 30339 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 13, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 13, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V86284-P47780 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. MANHATTAN ASSOCIATES, INC The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 1a. Eddie Capel 1b. Charles E. Moran 1c. Linda T. Hollembaek For Against Abstain The Board of Directors recommends you vote FOR proposal 2: 2. Non-binding resolution to approve the compensation of the Company's named executive officers. For Against Abstain The Board of Directors recommends you vote FOR proposal 3: 3. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026. For Against Abstain The Board of Directors recommends you vote FOR proposal 4: 4. Approval of the First Amendment to Manhattan Associates, Inc. 2020 Equity Incentive Plan. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com MANHATTAN ASSOCIATES, INC. 2300 Windy Ridge Parkway Tenth Floor Atlanta, Georgia 30339 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS By this proxy, the undersigned (i) appoints Eric A. Clark and Bruce S. Richards, and each of them, with full power of substitution, as their proxy to represent and vote all the shares of Common Stock of Manhattan Associates, Inc. held of record by the undersigned on March 18, 2026, at the Annual Meeting of Shareholders to be held on May 14, 2026 at 9:00 AM Eastern Time, or any adjournment or postponement of that meeting, as designated on the reverse side of the Proxy, (ii) confirms all that those proxies may lawfully do by virtue of their appointments, and (iii) revokes any proxy appointments as to those shares previously given by the undersigned. The proxies, in their discretion, are further authorized to vote (x) on any matter of which the company did not have notice on or before March 4, 2026, or the date provided for in Section 2.14 of the company's bylaws, whichever date is earlier, (y) for the election of a person to the Board if any Board-recommended nominee becomes unable to serve or for good cause will not serve and (z) matters incident to the conduct of the Annual Meeting and any other matters that may properly come before the meeting and any adjournments or postponements of the meeting. The shares represented by this Proxy will be voted as directed by the undersigned. If no direction is given when the duly executed Proxy is returned, those shares will be voted "FOR" the Nominees in Proposal 1 and "FOR" Proposals 2, 3, and 4. The undersigned understands that this Proxy confers discretionary authority with respect to matters not known or determined at the time of the mailing of the notice of the meeting to the undersigned. Continued on reverse side.